Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-154173
Prospectus Supplement to the Prospectus dated April 6, 2009 and the Prospectus Supplement dated April 6, 2009 — No. 204

The Goldman Sachs Group, Inc. Medium-Term Notes, Series D
Non-Principal Protected Underlier-Linked Trigger Notes Linked to an Underlier or a Basket of Underliers

              GENERAL TERMS
     Goldman Sachs may from time to time offer and sell non-principal protected underlier-linked trigger notes, the payments and performance of which will be linked to the performance of an underlier or a basket of underliers, which we refer to as the notes. When we refer to an underlier, we mean an individual index or an individual exchange traded fund. The accompanying prospectus dated April 6, 2009, the accompanying prospectus supplement dated April 6, 2009 and this prospectus supplement no. 204 dated October 2, 2009 (this prospectus supplement no. 204) describe terms that will apply generally to the notes, including any notes you purchase. A separate pricing supplement will describe general terms that apply specifically to your notes, including any changes to the general terms specified below.
     The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified underlier or a weighted basket of underliers, as specified in the applicable pricing supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this prospectus supplement no. 204 and the applicable pricing supplement for your notes.
     The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, and whether a trigger event has occurred. A trigger event will occur if (a) for notes with continuous monitoring (i.e., the level of the underlier is monitored throughout each trading day), the level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount (which will be specified in the applicable pricing supplement) during the measurement period and (b) for notes with closing level monitoring (i.e., the underlier closing level or basket closing level, as applicable, is monitored each trading day), the underlier closing level or basket closing level, as applicable, has declined, as compared to the initial underlier level or initial basket level, as applicable, by more than the trigger buffer amount during the measurement period. The measurement period will be specified in the applicable pricing supplement and will be each trading day or a set of predetermined trading dates from the trade date to the determination date.
     The performance of the applicable underlier or basket of underliers will be measured by the percentage change in the closing level of the specified underlier or the weighted average of the closing levels of the underliers included in the specified basket of underliers, as applicable, on the determination date or each averaging date, as applicable (the final underlier level or final basket level, as applicable, subject to adjustments as described elsewhere in this prospectus supplement no. 204) from the initial underlier level or initial basket level, as applicable, which will be specified in the applicable pricing supplement. We refer to this percentage change as the underlier return or basket return, as applicable. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant currency exchange rate for such underlier, if specified in the applicable pricing supplement.
     The cash settlement amount will be an amount in cash equal to:
     • if a trigger event occurs during the measurement period, and:
•	the final underlier or basket level is greater than the initial underlier or basket level, the face amount of a note plus an additional amount equal to the product of the face amount of a note times the upside participation rate (which will be a positive percentage, which may be less than 100%, specified in the applicable pricing supplement) times the underlier or basket return, as applicable, plus the supplemental amount, if any (which will be a positive percentage, specified in the applicable pricing supplement), subject to the cap level, if specified in the applicable pricing supplement; if a cap level is applicable, any increase in the final underlier or basket level over the cap level will not increase the cash settlement amount;
•	the final underlier or basket level is less than or equal to the initial underlier or basket level, the face amount of a note plus an additional amount equal to the product of the face amount of a note times the underlier or basket return, as applicable, plus the supplemental amount, if any (which will be a positive percentage, specified in the applicable pricing supplement);
     • if a trigger event does not occur during the measurement period, the face amount of a note plus an additional amount equal to the greater of:
•	the product of the face amount of a note times the upside participation rate times the underlier or basket return, as applicable, subject to the cap level, if specified in the applicable pricing supplement, or
•	the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement).
     Therefore, if a trigger event occurs at any time during the measurement period and the final underlier or basket level is less than the initial underlier or basket level, you will receive less than the face amount of your notes on the stated maturity date and you could lose all or a substantial portion of your investment in the notes. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines versus the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier or basket of underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier or basket return.
     The general terms of the notes are described beginning on page S-46 and include the following:

Issuer: The Goldman Sachs Group, Inc.
Underlier or underliers included in a basket: as specified in the applicable pricing supplement
Cash settlement amount: on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date” on page S-47
Face amount: each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement
Stated maturity date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated
Maturity Date — Stated Maturity Date” on page S-50, unless otherwise specified in your pricing supplement
Determination date: as specified in the applicable pricing supplement, subject to postponement as described in “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-51, unless otherwise specified in your pricing supplement
Interest rate (coupon) (if any): as specified in the applicable pricing supplement
Interest payment dates: as specified in the applicable pricing supplement
Interest reset dates: as specified in the applicable pricing supplement
Calculation agent: Goldman, Sachs & Co.

     Your investment in the non-principal protected underlier-linked trigger notes involves certain risks. See “Additional Risk Factors Specific to the Non-Principal Protected Underlier-Linked Trigger Notes” beginning on page S-33 to read about investment risks relating to the notes.

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement no. 204. Any representation to the contrary is a criminal offense.
     The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. In addition, the notes are not guaranteed under the Federal Deposit Insurance Corporation’s Temporary Liquidity Guarantee Program.

     Goldman Sachs may use this prospectus supplement no. 204; in the initial sale of the non-principal protected underlier-linked trigger notes. In addition, Goldman, Sachs & Co., or any affiliate of Goldman Sachs may use this prospectus supplement no. 204; in a market-making transaction in non-principal protected underlier-linked trigger notes after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement no. 204 is being used in a market-making transaction.
Goldman, Sachs & Co.

Prospectus Supplement dated October 2, 2009.

In this prospectus supplement no. 204, when we refer to a “note”, including your notes, we mean a non-principal protected underlier-linked trigger note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-3 and under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes” on page S-46. Please note that in this prospectus supplement no. 204, references to “The Goldman Sachs Group, Inc.”, “we”, “our”, and “us” mean only The Goldman Sachs Group, Inc., and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated April 6, 2009, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series D, dated April 6, 2009, of The Goldman Sachs Group, Inc. References to the “relevant pricing supplement” or “applicable pricing supplement” mean the pricing supplement that describes the specific terms of your notes. References to the “indenture” in this prospectus supplement no. 204 mean the senior debt indenture, dated July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.
The Notes Are Part of a Series
     The non-principal protected underlier-linked trigger notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series D”, that we may issue under our indenture from time to time. The non-principal protected underlier-linked trigger notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. This prospectus supplement no. 204 summarizes financial and other terms that apply generally to the non-principal protected underlier-linked trigger notes, including your notes. We describe terms that apply generally to all Series D medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series D medium-term notes and accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.
     Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.
Specific Terms Will Be Described in Pricing Supplements
     The specific terms of your notes will be described in the relevant pricing supplement accompanying this prospectus supplement no. 204. The terms described there supplement those described here and in the accompanying prospectus and accompanying prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described here or in the accompanying prospectus or accompanying prospectus supplement, the terms described in the relevant pricing supplement are controlling. If the relevant pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this prospectus supplement no. 204 for all purposes with respect to your notes.

SUMMARY INFORMATION
Payment of Principal at Maturity
     Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.
Cash Settlement Amount
     Whether the notes are linked to a single underlier or a weighted basket of underliers, if a trigger event occurs (i.e., the level of the underlier, the closing level of the underlier or the basket closing level, as applicable, has declined, as compared to the initial underlier or basket level, as applicable, by more than the trigger buffer amount during the measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable. In such a case, if the final underlier or basket level is greater than the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier or basket return plus a supplemental amount, if any, subject to the cap level (as described below) if specified in the applicable pricing supplement. In this case, because the underlier or basket return is a positive percentage, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier or basket level is less than or equal to the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier or basket return plus a supplemental amount, if any. In this case, because the underlier or basket return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes (unless the supplemental amount causes a positive return) and the cash settlement amount could even be zero.
     If a trigger event does not occur (i.e., the level of the underlier, the closing level of the underlier or the basket closing level, as applicable, has not declined, as compared to the initial underlier or basket level, as applicable, by more than the trigger buffer amount during the measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable, subject to the contingent minimum return. In such a case, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the greater of the product of (i) the face amount of each of your notes times the upside participation rate times the underlier or basket return, or (ii) the face amount of each of your notes times the contingent minimum return, which will be a percentage specified in the applicable pricing supplement, subject to the cap level (as described below) if specified in the applicable pricing supplement.
     The trigger buffer amount will be a positive percentage and will be specified in the relevant pricing supplement. If the level of the underlier or the basket of underliers declines below the initial underlier level or basket level by more than the trigger buffer amount during the measurement period, a trigger event will occur and you will be fully exposed at maturity to any depreciation of the underlier or basket of underliers during the life of your notes.
     The upside participation rate will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier or basket of underliers. For example, if the upside participation rate for your notes were set at 85% and the underlier or basket return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming a cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100%, you will participate in less than the full return of the applicable underlier or basket of underliers over the life of your notes. If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier or basket of underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier or basket of underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

     The return of the applicable underlier or basket of underliers, which we refer to as the underlier return or the basket return, is equal to the percentage, if any, by which the final level of the applicable underlier or basket of underliers (which we refer to as the final underlier level or final basket level) exceeds the initial level of such underlier or basket of underliers (which we refer to as the initial underlier level or initial basket level). The underlier or basket return measures the performance of the applicable underlier or basket of underliers over the life of the notes by measuring the change in the final underlier or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial underlier or basket level (as determined on the original trade date for the notes).
     The supplemental amount will be a positive percentage less than 100% and will be added to the underlier or basket return if a trigger event occurs. For example, if the underlier or basket return equals -15% and the supplemental amount equals 5%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 90% (assuming a cap level is not applicable). If the underlier or basket return equals 10% and the supplemental amount equals 2%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 112% (assuming an upside participation rate of 100% and that a cap level is not applicable).
Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier
     For notes linked to a single underlier, if a trigger event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:
cash settlement amount = face amount + (face amount x upside participation rate x (underlier return plus supplemental amount, if any))
, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if specified in the applicable pricing supplement, and if a trigger event occurs and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:
cash settlement amount = face amount + (face amount x (underlier return plus supplemental amount, if any))
and if a trigger event does not occur, the cash settlement amount will be calculated as follows:
cash settlement amount = the greater of:
     (a) face amount + (face amount x upside participation rate x underlier return), or
     (b) face amount + (face amount x contingent minimum return)
, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate	=	a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

underlier return	=	final underlier level − initial underlier level, expressed as a percentage initial underlier level

initial underlier level	=	as specified in the applicable pricing supplement

final underlier level	=	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-52 and subject to adjustment as provided under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54 and “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-55

closing level	=	unless otherwise specified in the applicable pricing supplement, as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Special Calculation Provisions — Closing Level” on page S-57, subject to adjustment, if applicable, as described below under “—Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” on page S-8

level of the underlier	=	unless otherwise specified in the applicable pricing supplement, as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Special Calculation Provisions — Level of the Underlier” on page S-57, subject to adjustment as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54, “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Special Calculation Provisions — Anti-Dilution Adjustments for Exchange Traded Funds” on page S-55 and, if applicable, “—Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” on page S-8

trigger event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount (which will be specified in the applicable pricing supplement) during the measurement period and (b) for notes with closing level monitoring, the closing level or basket closing level has declined, as compared to the initial underlier level or initial basket level, by more than the trigger buffer amount during the measurement period

trigger buffer amount	=	a positive percentage specified in the relevant pricing supplement

contingent minimum return	=	a percentage specified in the relevant pricing supplement

supplemental amount	=	a positive percentage specified in the relevant pricing supplement and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” on page S-50 or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Determination Date” on page S-51 or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” on page S-52 or as provided in the applicable pricing supplement

measurement period	=	unless otherwise specified in the applicable pricing supplement, each trading day or a set of predetermined trading dates from the trade date to the determination date, as specified in the applicable pricing supplement
Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers
     For notes linked to a basket of underliers, if a trigger event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:
cash settlement amount = face amount + (face amount x upside participation rate x (basket return plus supplemental amount, if any))
, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if specified in the applicable pricing supplement, and if a trigger event occurs and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be calculated as follows:
cash settlement amount = face amount + (face amount x (basket return plus supplemental amount, if any))
and if a trigger event does not occur, the cash settlement amount will be calculated as follows:
cash settlement amount = the greater of:
     (a) face amount + (face amount x upside participation rate x basket return), or
     (b) face amount + (face amount x contingent minimum return)
, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to Cap Level” below, if specified in the applicable pricing supplement, where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier	=	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described under “General Terms of the Non-Principal Protected Underlier-Linked

Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54

basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “—Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are Adjusted to Reflect Their U.S. Dollar Value” on page S-8 for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier		Weighting Multiplier
( closing level of Underlier A on such trading day	x	weighting multiplier for Underlier A )
+
( closing level of Underlier B on such trading day	x	weighting multiplier for Underlier B )
+
( closing level of Underlier C on such trading day	x	weighting multiplier for Underlier C )

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-52 and subject to adjustment as provided under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54 and “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-55

basket return	=	final basket level − initial basket level, expressed as a percentage initial basket level and where,
“face amount”, “upside participation rate”, “closing level”, “supplemental amount”, “contingent minimum return”, “determination date” and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.
Cash Settlement Amount for Notes Subject to Cap Level
     The relevant pricing supplement may specify a cap level for your notes. If the relevant pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier level.
Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier
     The cash settlement amount will equal the lesser of the following:
•	the cash settlement amount calculated as described under “— Cash Settlement Amount— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier”; and

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:
     face amount + (face amount x upside participation rate x cap level − initial underlier level)
                                                                                                         initial underlier level
Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers
     The cash settlement amount will equal the lesser of the following:
•	the cash settlement amount calculated as described under “— Cash Settlement Amount — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers”; and

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:
     face amount + (face amount x upside participation rate x cap level − initial basket level)
                                                                                                        initial basket level
Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and that Are
Adjusted to Reflect Their U.S. Dollar Value
     The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier or each underlier in the basket, the closing level of the underlier or each basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the relevant pricing supplement.
     In such case, the cash settlement amount will be calculated as described under “— Cash Settlement Amount—Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” and “— Cash Settlement Amount—Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above and the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level	=	with respect to the underlier or each basket underlier on any trading day, the closing level of the underlier on such trading day multiplied by the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate	=	with respect to the underlier or each basket underlier on any trading day, as specified in the applicable pricing supplement

initial underlier level	=	with respect to the underlier or each basket underlier, as specified in the applicable pricing supplement

final underlier level	=	with respect to the underlier or each basket underlier, the adjusted closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-52 and subject to adjustment as provided under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54 and “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-55

basket closing level	=	for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier
Averaging Dates
     If specified in the applicable pricing supplement, the final underlier or basket level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier or the basket closing levels on each of the specified averaging dates, except in limited circumstances described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” on page S-52 and subject to adjustment as provided under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” on page S-54 and “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds” on page S-55.
Underliers
     For a description of certain underliers to which the notes may be linked, see “The Underliers”, attached to this prospectus supplement no. 204 as Annex A. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.
Interest
     The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.
Other Terms of the Notes
•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount or a premium to their stated principal amount.

•	We may sell additional notes after the date of the applicable pricing supplement and prior to the applicable settlement date, at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the initial applicable pricing supplement.

•	We may from time to time, without your consent, issue additional non-principal protected underlier-linked trigger notes having the same terms as certain non-principal protected underlier-linked trigger notes previously issued.

Our Redemption Right
     If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:
•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;

•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and

•	specify in the notice of redemption the redemption date when your notes will be mandatorily exchanged; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and at least 30 but no more than 60 calendar days after the date the notice of redemption is given.
     In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level (or the adjusted closing level, if applicable) of the applicable underlier or the basket closing level being greater or lower than a threshold level specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Our Redemption Right — Price Dependent Redemption Right” below.
Calculation Agent
     Goldman, Sachs & Co. is appointed as the initial calculation agent for the non-principal protected underlier-linked trigger notes as of the date of this prospectus supplement no. 204. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs. The calculation agent will make all determinations regarding the interest payments, if applicable, final underlier or basket level; the underlier or basket return; whether a trigger event has occurred; market disruption events; successor underliers; exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.
What About Taxes?
     The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-64.
     Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing forward contract or derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate.

     The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of Federal Income Tax Consequences” on page S-64 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.
     In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.
     The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.
     You should consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES
     The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier and notes linked to a basket of underliers.
     The information in the tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or a basket of underliers, as applicable. For more information on the value of your notes in the secondary market; see “Additional Risk Factors Specific to the Non-Principal Protected Underlier-Linked Trigger Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.
     No one can predict what the level of the applicable underlier or basket of underliers will be during the measurement period or on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in “The Underliers” in Annex A to this prospectus supplement no. 204 below have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Non-Principal Protected Underlier-Linked Trigger Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.
     The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlying stock for a particular underlier, and that no market disruption event occurs with respect to any underlier. In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.
     For these reasons, the actual performance of the applicable underlier or basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.
     The initial underlier or basket level, the upside participation rate, the trigger buffer amount, the cap level, the maximum settlement amount, the contingent minimum return, the supplemental amount, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier without Averaging Dates
     Examples for the Case Where a Trigger Event Occurs
     If a trigger event occurs during the measurement period, the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return plus the supplemental amount, if any, subject to the cap level, if applicable. The underlier return is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if a trigger event occurs and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:
face amount of a note + (face amount of a note x upside participation rate x (underlier return plus supplemental amount, if any))
     However, if the relevant pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) the maximum settlement amount, calculated as follows:
face amount of a note + (face amount of a note x upside participation rate x cap level − initial underlier level)
initial underlier level
     If a trigger event occurs during the measurement period and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return plus the supplemental amount, if any. Accordingly, if a trigger event occurs and the final underlier level is less than or equal to the initial underlier level, the amount payable at maturity per each note will be as follows:
face amount of a note + (face amount of a note x (underlier return plus supplemental amount, if any))
     The hypothetical examples presented below show how the amount payable on the notes is calculated when a trigger event occurs, based on key terms and assumptions set forth below. In all cases where a trigger event occurs, the contingent minimum amount will not be applicable.
Example 1: The final underlier level is greater than the initial underlier level and there is no supplemental amount.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	1500
Hypothetical upside participation rate:	130%

Hypothetical supplemental amount:	0%
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount	=	$1,000 +	æ ç è	$1,000 × 130%	×	1,500 - 1,000 1,000	ö ÷ ø	=	$1,650
     In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the underlier level from the trade date to the determination date.
     The table below illustrates the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is greater than the hypothetical percentage return on the underlying underlier by 30% due to the upside participation rate of 130%.

Hypothetical				Hypothetical
Percentage			Hypothetical	Percentage
Return on	Hypothetical Final		Cash Settlement	Return on $1,000
Underlier	Underlier Level	Face Amount	Amount	Note
300%	4000	$1,000	$4,900	390.00%
200%	3000	$1,000	$3,600	260.00%
150%	2500	$1,000	$2,950	195.00%
100%	2000	$1,000	$2,300	130.00%
75%	1750	$1,000	$1,975	97.50%
50%	1500	$1,000	$1,650	65.00%
25%	1250	$1,000	$1,325	32.50%
20%	1200	$1,000	$1,260	26.00%
10%	1100	$1,000	$1,130	13.00%
Example 2: The final underlier level is less than the initial underlier level and there is a supplemental amount.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	800
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	2%
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount	=	$1,000 +	æ ç è	$1,000	× (	800 - 1,000 1,000	+ ..02 )	ö ÷ ø	=	$820
     In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $820. Because the final underlier level is less than the initial underlier level, the upside participation rate will not apply and your return on the notes will be less than the amount you invested.
     The table below illustrates the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical				Hypothetical
Percentage			Hypothetical	Percentage
Return on	Hypothetical Final		Cash Settlement	Return on
Underlier	Underlier Level	Face Amount	Amount	$1,000 Note
−10%	900	$1,000	$920	−8.00%
−20%	800	$1,000	$820	−18.00%
−30%	700	$1,000	$720	−28.00%
−50%	500	$1,000	$520	−48.00%
−60%	400	$1,000	$420	−58.00%
−70%	300	$1,000	$320	−68.00%
−80%	200	$1,000	$220	−78.00%
−90%	100	$1,000	$120	−88.00%
−100%	0	$1,000	$20	−98.00%
Example 3: The final underlier level is greater than the initial underlier level, the cap level is applicable and there is no supplemental amount.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	1200
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	=	$1,000 +	æ ç è	$1,000 × 130%	x	1,200 - 1,000 1,000	ö ÷ ø	=	$1,260

Maximum settlement amount	=	$1,000 +	æ ç è	$1,000 × 130%	×	1,300 - 1,000 1,000	ö ÷ ø	=	$1,390
     In the example above, the cash settlement amount calculated without regard to the cap level is less than the maximum settlement amount. Therefore, the cash settlement amount will equal the cash settlement amount calculated without regard to the cap level, or $1,260. Because the final underlier level is less than the cap level, the return on your notes is not limited by the cap level.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	1500
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	=	$1,000 +	æ ç è	$1,000 × 130%	×	1,500 - 1,000 1,000	ö ÷ ø	=	$1,650

Maximum settlement amount	=	$1,000 +	æ ç è	$1,000 × 130%	×	1,300 - 1,000 1,000	ö ÷ ø	=	$1,390
     In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390
     The table below illustrates the effect of the assumed cap level of 130%, the assumed maximum settlement amount of $1,390 and the assumed upside participation rate of 130% on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is capped at 39% regardless of the hypothetical percentage returns on the underlier that exceed 39%, due to the cap level of 130%, the maximum settlement amount of $1,390 and the upside participation rate of 130%.

Hypothetical
Percentage				Hypothetical
Return on			Hypothetical	Percentage
Underlying	Hypothetical Final		Cash Settlement	Return on
Underlier	Underlier Level	Face Amount	Amount	$1,000 Note
300%	4000	$1,000	$1,390	39.00%
200%	3000	$1,000	$1,390	39.00%
150%	2500	$1,000	$1,390	39.00%
100%	2000	$1,000	$1,390	39.00%
75%	1750	$1,000	$1,390	39.00%
50%	1500	$1,000	$1,390	39.00%
25%	1250	$1,000	$1,325	32.50%
20%	1200	$1,000	$1,260	26.00%
10%	1100	$1,000	$1,130	13.00%
     If a cap level applies to your notes, the appreciation potential of the notes will be limited by the maximum settlement amount even if the final underlier level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlier or the underlier stocks of the underlier.
     Examples for the Case Where a Trigger Event Does Not Occur
     If a trigger event does not occur during the measurement period, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the greater of (a) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. Thus, even if the final underlier level is equal to or less than the initial underlier level, you will receive a return on your notes equal to the contingent minimum return. Accordingly, if a trigger event does not occur, the amount payable at maturity per each note will be the greater of:
face amount of a note + (face amount of a note x upside participation rate x underlier return), or face amount of a note + (face amount of a note x contingent minimum return)
Example 4: The underlier return is less than the contingent minimum return.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	900
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount calculated without regard to the contingent minimum return	=	$1,000 +	æ ç è	$1,000	×	900 - 1,000 1,000	ö ÷ ø	=	$900

Cash settlement amount calculated using the	=	$1,000 + ($1,000 × 3%) = $1,030
contingent minimum return
     In the example above, since the underlier return of -10% is less than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,030.
Example 5: The underlier return is greater than the contingent minimum return.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	1200
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount	=	$1,000 +	æ ç è	$1,000 × 130%	×	1,200 - 1,000 1,000	ö ÷ ø	=	$1,260
     In the example above, since the underlier return is greater than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,260.
Example 6: The underlier return is greater than the contingent minimum return and a cap level applies.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1000
Hypothetical final underlier level:	1500
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	130%

Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	=	$1,000 +	æ ç è	$1,000 × 130%	x	1,500 - 1,000 1,000	ö ÷ ø	=	$1,650

Maximum settlement amount	=	$1,000 +	æ ç è	$1,000 × 130%	x	1,300 - 1,000 1,000	ö ÷ ø	=	$1,390
     In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.
     Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels When a Trigger Event Occurs or Does Not Occur
     The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis and whether a trigger event occurs, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.
Chart 1:   A trigger event occurs, the upside participation rate is greater than 100% and no cap level is specified.

     The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).
Chart 2:   A trigger event occurs; the upside participation rate is 100% and a cap level is specified.
     The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels when the final underlier level is between the initial underlier level and the cap level. In addition, any hypothetical final underlier level that is greater than or equal to the cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Cap Level” marker on the horizontal axis).
Chart 3:	A trigger event does not occur; the upside participation rate is less than 100%, no cap level is specified and the contingent minimum return is 3%.
     The chart above shows that any hypothetical final underlier level that is less than 103% of the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the face amount of a note plus the face amount of a note multiplied by the contingent minimum return of 3% (the line perpendicular to the horizontal axis that is left of the 103% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than or equal to 103% of the initial underlier level (the section on and right of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 103% of the face amount of a note (the section on or above the 103% marker on the vertical axis). Since the participation rate is less than 100%, the rate of increase in the hypothetical cash settlement amounts will be less than the rate of increase in the final underlier levels.

Chart 4:	A trigger event does not occur; the upside participation rate is equal to 100%, no cap level is specified and the contingent minimum return is 0%.
     The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the of the face amount of a note (the line perpendicular to the horizontal axis that is left of the 100% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels.

Notes Linked to a Basket of Underliers without Averaging Dates
     If a trigger event occurs during the measurement period and the final basket level is greater than the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the basket return plus the supplemental amount, if any, subject to the cap level if applicable. If a trigger event occurs during the measurement period and the final underlier level is less than or equal to the initial underlier level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the basket return plus the supplemental amount, if any. The basket return is the percentage, if any, by which the final basket level exceeds the initial basket level. If the final basket level is less than or equal to the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes.
     If a trigger event does not occur during the measurement period, on the stated maturity date for each note you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the basket return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. Accordingly, even if the final basket level is equal to or less than the initial basket level, you will receive a return on your notes equal to the contingent minimum return.
     The tables under “— Notes Linked to a Single Underlier without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the basket closing levels. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.
Example 7: A trigger event occurs and all basket underliers have a positive return.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	130%
Hypothetical trigger buffer amount:	15%
Hypothetical supplemental amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

						Final
	Hypothetical			Hypothetical		Underlier
	Initial	Hypothetical	Hypothetical	Final	Hypothetical	Level x
Basket	Underlier	Weighting	Weighting	Underlier	Underlier	Weighting
Underlier	Level	Percentage	Multiplier	Level	Return	Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1500	33.30%	0.0222	1650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%
     The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level or supplemental amount is specified and that a hypothetical upside participation rate of 130% is applicable, the cash settlement amount is calculated as follows:
Cash settlement amount = $1,000+($1,000 × 130% × 10%)=$1,130
     Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.
Example 8: A trigger event occurs and mixed returns of basket underliers are applicable.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical trigger buffer amount:	15%
Hypothetical upside participation rate:	100%
Hypothetical supplemental amount:	2%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

						Final
	Hypothetical			Hypothetical		Underlier
	Initial	Hypothetical	Hypothetical	Final		Level x
Basket	Underlier	Weighting	Weighting	Underlier	Hypothetical	Weighting
underlier	level	Percentage	Multiplier	Level	Underlier Return	Multiplier
Underlier A	200	50%	0.25000	120	−40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	−17.08%
     The basket return in this example is -17.08%. Assuming a supplemental amount of 2%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	=	$1,000 + ($1,000 × (-17.08% + 2%))	=	$849.20
     In the example above, since the final basket level of 82.92 is less than the initial basket level of 100, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount.
Example 9: A trigger event does not occur and mixed returns of basket underliers are applicable.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical supplemental amount:	2%
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

						Final
	Hypothetical			Hypothetical		Underlier
	Initial	Hypothetical	Hypothetical	Final		level x
Basket	Underlier	Weighting	Weighting	Underlier	Hypothetical	Weighting
underlier	Level	Percentage	Multiplier	level	Underlier Return	Multiplier
Underlier A	200	50%	0.25000	120	−40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1500	25%	0.01667	1600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	−17.08%

Cash settlement amount calculated without regard to contingent minimum return	=	$1,000 + ($1,000 × (-17.08% + 2%))	=	$849.20
Cash settlement amount calculated using contingent minimum return	= $1,000 + ($1,000 × 3%) = $1,030
     In the example above, even though the final basket level of 82.92 is less than the initial basket level of 100, since a trigger event did not occur during the measurement period, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus the $1,000 face amount multiplied by the contingent minimum return, which is an amount equal to $1,030.
     To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “—Notes Linked to a Single Underlier without Averaging Dates” above and “— Notes with Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.
Notes Linked to Underliers Denominated in Non-U.S. Dollars
     If your notes are linked to an underlier or basket underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier or basket underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 10: A trigger event occurs; all basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     In the table below, the closing level of each basket underlier on the determination date is greater than the closing level of such basket underlier on the trade date. Because the exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

					Hypothetical
	Hypothetical	Hypothetical			Closing Level	Hypothetical
	Closing	Exchange	Hypothetical		of the	Exchange Rate			Final
	Level of the	Rate for	Weighting		Underlier on	for Basket	Hypothetical		Underlier
	Underlier on	Basket	Percentage	Hypothetical	the	Underlier on	Final	Hypothetical	Level x
Basket	the Trade	Underlier on	of Basket	Weighting	Determination	Determination	Underlier	Underlier	Weighting
Underlier	Date	Trade Date	Underlier	Multiplier	Date	Date	Level	Return	Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%
     The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier multiplied by the exchange rate for such underlier. Because the exchange rate for each basket underlier on the trade date and the determination date are equal, the return on the notes will not be affected by converting the underlier level into U.S. dollars.
     The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the participation rate is 130%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	=	$1,000 + ($1,000 × 130% × 100%)	=	$2,300
     Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $2,300. Because the participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.
Example 11: A trigger event occurs; all basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     In the table below, the closing level of each basket underlier on the determination date is greater than its closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

					Hypothetical
	Hypothetical	Hypothetical			Closing Level	Hypothetical
	Closing	Exchange	Hypothetical		of the	Exchange Rate			Final
	Level of the	Rate for	Weighting		Underlier on	for Basket	Hypothetical		Underlier
	Underlier on	Basket	Percentage	Hypothetical	the	Underlier on	Final	Hypothetical	Level x
Basket	the Trade	Underlier on	of Basket	Weighting	Determination	Determination	Underlier	Underlier	Weighting
Underlier	Date	Trade Date	Underlier	Multiplier	Date	Date	Level	Return	Multiplier
Underlier A	200	1	20.00%	0.10	400	0.5	200	0%	20
Underlier B	800	1	40.00%	0.05	1,600	0.5	800	0%	40
Underlier C	1,600	1	40.00%	0.025	3,200	0.5	1,600	0%	40
								Initial Basket Level	100
								Final Basket Level	100
								Basket Return	0%

     The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier multiplied by the exchange rate for such underlier. Because the decline in the value of the currencies in which the underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, the cash settlement amount will be equal the face amount of the note.
     The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 100. The basket return will be calculated as the quotient of (i) the final basket level of 100 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return	=	100 - 100 100	=	0
     The 0% basket return will then be used to calculate the cash settlement amount as follows:
     Cash settlement amount    =    $1,000 + ($1,000 × 130% × 0%)    =    $1,000
     Therefore, in this example, the hypothetical amount payable at maturity per note will equal the face amount of your notes, or $1,000, even though the level of each basket underlier increased greatly over the life of the notes.
Example 12: A trigger event does not occur; all basket underliers have negative returns and are not offset by increases in the U.S. dollar value of the underlying currencies.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     In the table below, the closing level of each basket underlier on the determination date is less than its closing level on the trade date, and these negative returns are not offset by an increase in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

					Hypothetical	Hypothetical
	Hypothetical	Hypothetical			Closing Level	Exchange
	Closing	Exchange	Hypothetical		of the	Rate for			Final
	Level of the	Rate for	Weighting		Underlier on	Basket	Hypothetical		Underlier
	Underlier on	Basket	Percentage of	Hypothetical	the	Underlier on	Final	Hypothetical	Level x
Basket	the Trade	Underlier on	Basket	Weighting	Determination	Determination	Underlier	Underlier	Weighting
Underlier	Date	Trade Date	Underlier	Multiplier	Date	Date	Level	Return	Multiplier
Underlier A	200	1	20.00%	0.10	175	1.1	192.5	−3.75%	19.25
Underlier B	800	1	40.00%	0.05	700	1.15	805	0.63%	40.25
Underlier C	1,600	1	40.00%	0.025	1,250	1.2	1,500	−6.25%	37.5
								Initial Basket Level	100
								Final Basket Level	97
								Basket Return	−3%
     The final underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such underlier multiplied by the exchange rate for such underlier. Because the increases in the value of the currencies in which the underliers are denominated against the U.S. dollar do not offset the decreases in the closing levels of the basket underliers, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus the $1,000 face amount multiplied by the contingent minimum return.
     The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 97. The basket return will be calculated as the quotient of (i) the final basket level of 97 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return	=	97 - 100 100	=	-3%
     Since the basket return of -3% is less than the contingent minimum return of 3%, the cash settlement amount will be calculated as follows:
     Cash settlement amount    =    $1,000 + ($1,000 × 3%)    =    $1,030
     Therefore, in this example, the hypothetical amount payable at maturity per note will equal $1,030.
Notes with Averaging Dates
     In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier or basket level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier or basket of underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier or the basket closing levels over such period on the amount payable to you at maturity. However, the underlier or basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.
Example 13: A trigger event occurs and four averaging dates are specified.
Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical trigger buffer amount:	30%
Hypothetical supplemental amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a
     The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier or basket level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier or basket level of 100, and a hypothetical upside participation rate of 110%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$950.00	$1,247.50	$987.50
•	In Case 1, the underlier or basket closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier or basket level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple underlier or basket return of 60% over the life of the notes.

•	In Case 2, the underlier or basket closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final underlier or basket level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier or basket level is less than the initial underlier/basket level of 100, the investor receives a cash settlement amount of approximately $950.00.

•	In Case 3, the underlier or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier or basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the simple underlier or basket return over the life of the notes is 0%.

•	In Case 4, the underlier or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier or basket level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier or basket level is less than the initial underlier or basket level, the cash settlement amount equals $987.50. Although the simple underlier or basket return over the life of the notes is 25%, the investor will receive less than the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes or whether a trigger event will occur, nor can we predict the relationship between the underlier or basket level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier, on any trading day, the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the relevant pricing supplement and the actual final underlier level or final basket level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NON-PRINCIPAL PROTECTED
UNDERLIER-LINKED TRIGGER NOTES

An investment in your notes is subject to the risks described below as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus dated April 6, 2009. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., the stocks comprising the indices or exchange traded funds to which your notes are linked. You should carefully consider whether the notes are suited to your particular circumstances.
You May Lose Your Entire Investment in the Notes
     You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on whether a trigger event has occurred and on the performance of the applicable underlier or basket of underliers on the determination date or each of the averaging dates, as applicable, over its level on the trade date. If a trigger event occurs and the final underlier or basket level is less than the initial underlier or basket level, then you will lose 1% of the face amount of each of your notes for every 1% negative underlier or basket return. Thus, you may lose some or all of your investment in the notes.
     Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.
If a Trigger Event Occurs and the Final Underlier or Basket Level is Less Than the Initial
Underlier Level or Basket Level, You Will Be Exposed to Any Depreciation of the Underlier or Basket
of Underliers
     If a trigger event occurs (i.e., the level of the underlier or basket or the closing level of the underlier or basket, as applicable, has declined, as compared to the initial underlier level or initial basket level, by more than the trigger buffer amount during the measurement period), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable. If the underlier or basket return is a positive percentage (i.e., the final underlier or basket level is greater than the initial underlier or basket level), the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier or basket return plus a supplemental amount, if any, subject to the cap level if specified in the applicable pricing supplement. In such a case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the underlier or basket return is a negative percentage (i.e., less than the initial level of such underlier or basket of underliers), the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the negative underlier or basket return plus a supplemental amount, if any. The cash settlement amount will be less than the face amount of each of your notes (unless the supplemental amount, if any, causes a positive return) and could even be zero.
The Potential to Receive the Contingent Minimum Return May Terminate at Any Time During the Life of
Your Notes
     If during the measurement period the level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount, you will not be entitled to the protection provided by the contingent minimum return specified in the applicable pricing supplement. Under these circumstances, you will be fully exposed to any depreciation of the underlier or basket of underliers and you may lose some or all of your investment in the notes.

Your Notes May Bear Interest at a Low Rate or They May Bear No Interest at All
     The relevant pricing supplement will state whether your notes bear interest. Therefore, your notes may bear no interest at all. If your notes do bear interest, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to a single underlier or a basket of underliers. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.
Assuming No Changes in Market Conditions or any Other Relevant Factors, the Market Value of Your
Notes on the Date of Any Applicable Pricing Supplement (as Determined By Reference to Pricing
Models Used By Goldman, Sachs & Co.) Will, and the Price You May Receive for Your Notes May, Be
Significantly Less Than the Issue Price
     The price at which Goldman, Sachs & Co. would initially buy or sell your notes (if Goldman, Sachs & Co. makes a market) and the value that Goldman, Sachs & Co. will initially use for account statements and otherwise will significantly exceed the value of your notes using such pricing models. The amount of such excess will decline on a straight line basis over a period to be specified in the applicable pricing supplement for your notes, after which period, the price at which Goldman, Sachs & Co. would buy or sell notes will reflect the value determined by reference to the pricing models, plus our customary bid and asked spread.
     In addition to the factors discussed above, the value or quoted price of your notes at any time, however, will reflect many factors and cannot be predicted. If Goldman, Sachs & Co. makes a market in the notes, the price quoted by Goldman, Sachs & Co. would reflect any changes in market conditions and other relevant factors, including a deterioration in our creditworthiness or perceived creditworthiness whether measured by our credit ratings or other credit measures. These changes may adversely affect the market price of your notes, including the price you may receive for your notes in any market making transaction. The quoted price (and the value of your notes that Goldman, Sachs & Co. will use for account statements or otherwise) could be higher or lower than the original issue price, and may be higher or lower than the value of your notes as determined by reference to pricing models used by Goldman, Sachs & Co.
     If at any time a third party dealer quotes a price to purchase your notes or otherwise values your notes, that price may be significantly different (higher or lower) than any price quoted by Goldman, Sachs & Co. You should read “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.
     Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount.
     There is no assurance that Goldman, Sachs & Co. or any other party will be willing to purchase your notes; and, in this regard, Goldman, Sachs & Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.
If Your Notes Are Linked to a Basket of Underliers, the Lower Performance of One Basket Underlier
May Offset an Increase in the Other Underliers in the Basket
     Your notes may be linked to basket underliers that are not equally weighted. Declines in the level of one basket underlier may offset increases in the levels of the other underliers in the basket. As a result, any return on the basket — and thus on your notes — may be reduced or eliminated, which will have the effect of reducing the amount payable in respect of your notes at maturity.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are
Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency
Exchange Rate Risk
     Your notes may be linked to an underlier or a basket of underliers that are denominated in non-U.S. dollar currencies. If specified in the applicable pricing supplement, the level of the underlier or each basket underlier denominated in non-U.S. dollar currencies will be adjusted to reflect its U.S. dollar value by converting the level of the underlier or the applicable basket underlier from the non-U.S. dollar currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which the underlier or any basket underlier is denominated, you may lose a significant part of your investment in the notes, even if the value of the underlier or each basket underlier increases over the life of your notes.
     Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:
•	rates of inflation;
•	interest rate levels;
•	the balance of payments among countries;
•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and
•	other financial, economic, military and political factors.
     All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.
     The price of the notes and payment on the stated maturity date could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the underlier or basket of underliers or other de facto restrictions on the repatriation of U.S. dollars.
Even Though Currencies Trade Around-The-Clock, Your Notes Will Not
     Your notes may be linked to an underlier or basket underliers that are denominated in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the basket currencies are traded. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the basket used to calculate the payment amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

If Your Notes Are Linked to the MSCI EAFE Index or Certain Other U.S. Dollar Denominated Indices,
Your Investment in the Offered Notes Will Be Subject to Foreign Currency Exchange Rate Risk
     For notes linked to the MSCI EAFE Index (and its component country indices) and certain other U.S. dollar denominated indices whose underlying stock prices are converted into U.S. dollars for purposes of calculating the value of the underlier, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlier which are calculated in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an underlier strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall underlier. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the underlier will be adversely affected and the amount payable at maturity of the notes may be reduced.
     For considerations relating to foreign currency exchange rate risk, see “—If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk”, above.
If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are
Adjusted to Reflect Their U.S. Dollar Value, a Decline in the Currency of One Underlier Against the
U.S. Dollar May Offset Increases in the Currency of Other Underliers Against the U.S. Dollar Over
the Life of the Notes
     Your notes may be linked to a basket of underliers that are denominated in non-U.S. dollar currencies and that are adjusted to reflect their U.S. dollar value. Declines in the currency in which one basket underlier is denominated (i.e., if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which that underlier is denominated) may offset increases in the currencies in which the other basket underliers are denominated. As a result, even if the non-U.S. dollar currencies in which certain of the basket underliers are denominated have appreciated against the U.S. dollar over the term of your notes, you may lose a significant amount of your investment if some or all of the currencies in which the other basket underliers are denominated decline versus the U.S. dollar.
If Your Notes Are Linked to Underliers Which Are Listed or Located Outside the U.S. or to
Underliers Which Have Components Listed or Located Outside the United States, Your Investment in
the Offered Notes Will Be Subject to Risks Associated with Foreign Securities Markets
     Your notes may be linked to an underlier or basket underliers, or to underliers which have components, that have their primary listing on an exchange located outside the U.S. or may include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets in which the underliers may trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.
     Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
     For underliers with a primary listing, countries where the exchange is located for the primary listing for the underliers may be specified in the applicable pricing supplement. Certain of these countries may be considered to be countries with emerging markets. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.
If Your Notes Are Linked to Underliers That Are Comprised of Underlier Stocks Which Are Traded in
Foreign Currencies but Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your
Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate
     If your notes are linked to underliers whose underlier stocks are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable underlier or the basket of underliers over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the applicable foreign countries in which the underlier’s component stocks are listed that, in turn, may affect the final underlier or basket level.
The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Underliers
on a Specified Number of Averaging Dates
     If specified in the applicable pricing supplement, the underlier or basket return will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or basket closing levels, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier or basket of underliers over the life of your notes. For example, if the closing level of a particular underlier dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier on that last averaging date.
The Potential for the Value of Your Notes to Increase May Be Limited
     If the applicable pricing supplement specifies that your notes are subject to the cap level, your ability to participate in any change in the value of the underlier or basket of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash you may receive for each of your notes at maturity, no matter how much the level of the underlier or basket of underliers, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier or basket of underliers.
     In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or basket level exceeds the initial underlier or basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier or basket of underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.
Your Notes May Not Have an Active Trading Market
     We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.
The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors
     The following factors, among others, many of which are beyond our control, may influence the market value of your notes:
•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier or basket of underliers;
•	whether your notes are linked to a single underlier or a basket of underliers;
•	the level of the underlier or underliers to which your notes are linked, the trigger buffer amount, whether a trigger event occurs, the upside participation rate, the weighting multiplier, the cap level, the supplemental amount and the contingent minimum amount, as applicable;
•	the dividend rates of the stocks underlying the underlier or basket underliers;
•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the stocks underlying the underlier or basket underliers, and which may affect the closing level of the underlier or the basket closing level;
•	interest rates and yield rates in the market;
•	the time remaining until your notes mature; and
•	our creditworthiness, whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or changes in other credit measures.
     These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or basket of underliers based on their historical performance.
If the Levels of the Underlier or Underliers Change, the Market Value of Your Notes May Not Change
in the Same Manner
     Your notes may trade quite differently from the performance of the underlier or basket of underliers. Changes in the levels of the underlier or basket of underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “—The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are
Adjusted to Reflect Their U.S. Dollar Value, Intervention in the Foreign Currency Exchange Markets
by the Countries Issuing any Underlying Currency Could Materially and Adversely Affect the Value of
Your Notes
     Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the basket currencies or the U.S. dollar, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies of the non-U.S. dollar denominated underliers to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.
     Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes linked to foreign currencies is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.
     There will be no offsetting adjustment or change made during the life of your notes in the event that any floating exchange rate should become fixed, any fixed exchange rate should be allowed to float, or that the band limiting the float of any underlying currency should be altered or removed. Nor will there be any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underlying currency, the U.S. dollar, or any other currency.
     If the applicable pricing supplement specifies that foreign currency exchange rates are applicable to your notes, a weakening in the exchange rate of any underlying currency relative to the U.S. dollar may have a material adverse effect on the value of your notes and the return on an investment in your notes.
If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and Such Underliers Are
Adjusted to Reflect Their U.S. Dollar Value, Suspensions or Disruptions of Market Trading in One or
More Foreign Currencies May Adversely Affect the Value of Your Notes
     The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the relevant pricing supplement specifies that your notes are linked to underliers denominated in non-U.S. dollars and such underliers are adjusted to reflect their U.S. dollar value, these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.
The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underliers, or the Underlier
Stocks, as Applicable
     If applicable to an underlier specified in the pricing supplement relevant to your notes, the underlier sponsor calculates the level of the applicable underlier by reference to the prices of the stocks included in the applicable underlier, without taking account of the value of dividends paid on those stocks. Therefore, the return on your notes will not reflect the return you would realize if you actually owned the stocks included in each underlier and received the dividends paid on those stocks. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers. See “—You

Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.
You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier
Stock, as Applicable
     Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks of any underlier or basket underliers, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions or any other rights with respect to an underlier or the stocks comprising an underlier, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the stocks comprising an underlier, as applicable.
Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Underlier
or Basket of Underliers, Constituent Indices, the Currencies They Are Denominated in or the
Underlier Stocks Underlying the Applicable Underlier, as Applicable, May Impair the Value of Your
Notes
     As we describe under “Use of Proceeds and Hedging” below, we, through Goldman, Sachs & Co. or one or more of our other affiliates, expect to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the underlier or underliers or constituent indices thereof, or, if applicable, the foreign currencies in which underliers are denominated, as applicable. We also expect to adjust our hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices thereof or the stocks underlying the applicable underlier or basket underliers, as applicable, which we refer to as underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. We may also enter into, adjust and unwind hedging transactions relating to other non-principal protected underlier-linked trigger notes whose returns are linked to changes in the level of the underlier or basket of underliers, one or more of the constituent indices thereof, or the underlier stocks, as applicable. Any of these hedging activities may adversely affect the levels of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. It is possible that we, through our affiliates, could receive substantial returns with respect to our hedging activities while the value of your notes may decline. See “Use of Proceeds and Hedging” below for a further discussion of transactions in which we or one or more of our affiliates may engage.
     Goldman, Sachs & Co. and our other affiliates may also engage in trading in one or more of the underlier stocks or the constituent indices, if applicable, or instruments whose returns are linked to the applicable underlier, underliers, constituent indices or, if applicable, underlier stocks or, if applicable, the foreign currencies in which underliers are denominated, for their proprietary accounts, for other accounts under their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities of Goldman, Sachs & Co. or our other affiliates could adversely affect the level of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore, the market value of your notes and the amount we will pay on your notes, if any, at maturity. We may also issue, and Goldman, Sachs & Co. and our other affiliates may also issue or underwrite, other securities or financial or derivative instruments with returns linked to changes in the level of the underlier or underliers, one or more of the constituent indices thereof, or one or more of the underlier stocks, as applicable. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the market value of your notes and the amount we will pay on your notes, if any, at maturity.

Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us
     As we have noted above, Goldman, Sachs & Co. and our other affiliates expect to own securities of, or engage in trading activities related to the underlier or basket underliers, as applicable, constituent indices thereof, as applicable, or underlier stocks that are not for your account or on your behalf. These trading activities may present a conflict between your interest in the notes and the interests Goldman, Sachs & Co. and our other affiliates will have in their proprietary accounts, in facilitating transactions, including block trades, for their customers and in accounts under their management. These trading activities, if they influence the levels of the applicable underlier or basket of underliers, could be adverse to your interests as a beneficial owner of your notes.
     Goldman, Sachs & Co. and our other affiliates may, at present or in the future, engage in business with the sponsors of the underlier or underliers to which your notes may be linked or with the issuers of the underlier stocks, including making loans to or equity investments in those companies or providing advisory services to those companies. These services could include merger and acquisition advisory services. These activities may present a conflict between the obligations of Goldman, Sachs & Co. or another affiliate of Goldman Sachs and your interests as a beneficial owner of the notes. Moreover, one or more of our affiliates have published and, in the future, expect to publish research reports with respect to some or all of the issuers of the underlier stocks and with respect to the underlier or underliers, or constituent indices thereof, to which your notes may be linked. Any of these activities by any of our affiliates may affect the levels of the applicable underlier or basket of underliers and, therefore, the market value of your notes and the amount we will pay on your notes at maturity.
Past Performance is No Guide to Future Performance
     The actual performance of the underlier or basket of underliers over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing levels of the underlier or basket of underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth elsewhere in this prospectus supplement. We cannot predict the future performance of the underlier or basket of underliers.
The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market
Value of Your Notes, When Your Notes Mature and the Amount You Receive,
If Any, at Maturity
     As of the date of this prospectus supplement no. 204, we have appointed Goldman, Sachs & Co. as the calculation agent for the non-principal protected underlier-linked trigger notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations regarding whether and how to make anti-dilution adjustments to the final underlier or basket level; the interest payment, if applicable; whether a trigger event occurs; the final underlier or basket level; the underlier return or the basket return; the exchange rates, if applicable; discontinuance or modification of any underlier or basket underlier market disruption events; the determination date, the stated maturity date and the averaging dates, if applicable; the default amount; the cash settlement amount and the amount payable on your notes; and any other determination as applicable or specified in the relevant pricing supplement. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest of the kind described under “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to The Goldman Sachs Group, Inc. See “General Terms of the Non-Principal Protected Underlier- Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds”.

The Policies an Underlier Sponsor, if Applicable, and Changes that Affect an Underlier to Which
Your Notes are Linked, or the Constituent Indices or Underlier Stocks Comprising Such Underlier,
Could Affect the Amount Payable on Your Notes and Their Market Value
     The policies of the applicable underlier sponsor concerning the calculation of the level of an underlier or basket of underliers to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier or basket underliers, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level, or if any underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the underlier or basket levels on any such date (and, in the case of notes linked to a basket of underliers, the weighting multiplier of the applicable underlier) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the determination date and the amount payable on your notes more fully under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier”, “— Role of Calculation Agent” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.
The Calculation Agent Can Postpone the Determination Date or an Averaging Date If a Market
Disruption Event or Non-Trading Day Occurs or Is Continuing
     Unless otherwise specified in the applicable pricing supplement, in case of notes linked to a single underlier, if the calculation agent determines that, on the determination date or any averaging date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Determination Date” or “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Averaging Dates” below, as the case may be. If the determination date or any averaging date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, respectively. In case of notes linked to a basket of underliers, the determination date or any averaging date, as applicable, with respect to each basket underlier will be determined as described in the preceding three sentences. The determination date for notes linked to a basket of underliers will occur on the latest of the last averaging dates for the basket underliers.
     As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Stated Maturity Date” below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date until several days after the originally scheduled stated maturity date. Moreover, if the closing level (or adjusted closing level, if applicable) of the underlier or any basket underlier is not available on the determination date or any averaging date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Discontinuance or Modification of an Underlier” below), in certain circumstances the calculation agent will determine the final underlier or basket level based on its assessment, made in its sole discretion, of the levels of the applicable underlier or underliers, as described under “General

Terms of the Non-Principal Protected Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Consequences of a Market Disruption Event or a Non-Trading Day” below.
If Your Notes are Linked to an Exchange Traded Fund, You Will Have Limited Anti-dilution Protection
     If your notes are linked to an exchange traded fund or a basket of exchange traded funds, Goldman, Sachs & Co., as calculation agent for your notes, may adjust the level of the underlier or basket closing level for certain events that may affect the underlier or basket underliers, as applicable, but only in the situations we describe in “General Terms of the Non Principal Protected Underlier Linked Trigger Notes — Anti-dilution Adjustments for Exchange Traded Funds”. The calculation agent will not be required to make an adjustment for every event that may affect an underlier and will have broad discretion to determine whether and to what extent an adjustment is required.
The Value of the Shares of an Underlier that is an Exchange Traded Fund May Not Completely Track the Level of the Index Underlying the Exchange Traded Fund
     Although the trading characteristics and valuations of shares of an exchange traded fund will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such exchange traded fund may not completely track the level of the underlying index. The value of a share of an exchange traded fund may reflect transaction costs and fees incurred or imposed by the issuer of the exchange traded fund that are not included in the calculation of the underlying index. Additionally, because the exchange traded fund may not actually hold all of the stocks that comprise the underlying index, but invests in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, the exchange traded fund may not fully replicate the performance of the underlying index.
If Your Notes Are Linked to an Exchange Traded Fund, Your Investment in the Offered Notes May Be
Subject to Concentration Risks
     The stocks underlying an exchange traded fund may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single sector. Although your investment in the notes will not result in the ownership or other direct interest in the stocks comprising the exchange traded fund, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlying stocks.
Except to the Extent We are One of the 500 Companies Whose Common Stock Comprises the S&P
500® Index, There Is No Affiliation Between The Underlier Stock Issuers or Any Underlier
Sponsor And Us, And We Are Not Responsible For Any Disclosure By The Underlier Stock Issuers or
Underlier Sponsors
     The common stock of Goldman Sachs is one of the 500 underlier stocks comprising the S&P 500® Index. Goldman Sachs is not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors unless otherwise disclosed in the applicable pricing supplement. As we have told you above, however, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the underlier stock issuers. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about the underliers or basket of underliers and the underlier stock issuers. You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” in Annex A below for additional information about the underlier or basket underliers to which your notes may be linked.

     Neither the underlier sponsors nor the underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.
If the Underlier or any Basket Underlier is an Exchange Traded Fund, Except to the Extent Goldman,
Sachs & Co. and One or More of Our Other Affiliates Act as Authorized Participants in the
Distribution of, and, at Any Time, May Hold, Shares of Such Exchange Traded Fund, There Is No
Affiliation Between the Sponsor of such Exchange Traded Fund and Us, and We Are Not Responsible for
Any Disclosure by the Exchange Traded Fund Sponsor
     If an underlier or any basket underlier is an exchange traded fund, Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of such exchange traded fund, and, at any time, may hold shares of the exchange traded fund. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the sponsor of such exchange traded fund or the issuers of the stocks underlying such exchange traded fund. We or our affiliates may currently or from time to time in the future engage in business with issuers of the stocks underlying exchange traded funds. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any issuer of the stocks underlying an exchange traded fund. You, as an investor in your notes, should make your own investigation into such issuer.
     Neither the sponsor of such exchange traded fund nor any issuer of the stocks underlying such exchange traded fund are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the exchange traded fund sponsor nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.
The Tax Consequences of an Investment in Your Notes Are Uncertain
     The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, The Goldman Sachs Group, Inc. and you agree (in the absence of an administrative or judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing forward contract or derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss you recognize upon the sale, maturity or redemption of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear a coupon, we intend to withhold on the coupon payments on your notes at a 30% rate. Please also consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.
     The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as the notes and it is possible that any future guidance could adversely affect the tax treatment and the value of the notes. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in “Supplemental Discussion of Federal Income Tax Consequences” on page S-64 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.
     In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquire the notes after the bill is enacted to accrue interest income over the term of such notes even if there may be no interest payments over the term of the notes. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.
     The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.
     If you are a non-U.S. investor, please also read the section of this prospectus supplement no. 204 called “Supplemental Discussion of Federal Income Tax Consequences”.
     You are urged to consult your own tax advisors regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Certain Considerations for Insurance Companies and Employee Benefit Plans
     Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the non-principal protected underlier-linked trigger notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the non-principal protected underlier-linked trigger notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the non-principal protected underlier-linked trigger notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES
     In addition to the terms described on the first 12 pages of this prospectus supplement no. 204, the following general terms will apply to the non-principal protected underlier-linked trigger notes, including your notes:
Specified Currency
     Unless otherwise specified in the relevant pricing supplement, all payments of principal and interest, if any, will be made in U.S. dollars (“$” or “USD”).
Form and Denomination
     The notes will be issued only in global form through DTC. Unless otherwise specified in the relevant pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.
No Listing
     Unless otherwise specified in the relevant pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.
Defeasance, Default Amount, Other Terms
     Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:
•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;
•	if your notes are linked to an underlier that is an exchange traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange Traded Funds” below;
•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and
•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.
     Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to The Goldman Sachs Group, Inc. in the relevant pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.
Underlier, Basket Underlier, Underlier Sponsor and Underlier Stocks
     In this prospectus supplement no. 204, when we refer to an underlier, we mean the applicable underlier specified in the relevant pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds”, as applicable. When we refer to a basket underlier, we mean the applicable underlier included in the basket specified in the relevant pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described below under “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds”, as applicable. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or basket underlier or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.
Payment of Principal on Stated Maturity Date
     On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.
Cash Settlement Amount
     Notes Linked to a Single Underlier.
     If a trigger event occurs (i.e., the level of the underlier or the closing level of the underlier, as applicable, has declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period), the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the underlier return plus the supplemental amount, if any, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Single Underlier” below if the applicable pricing supplement specifies a cap level. If the underlier return is positive (i.e., the final underlier level is greater than the initial underlier level), the cash settlement amount will be greater than the face amount of each of your notes. If on the other hand, the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the underlier return plus the supplemental amount, if any. If the underlier return is zero or negative (i.e., the final underlier level is equal to or less than the initial underlier level), the cash settlement amount will be equal to or less than the face amount of each of your notes, unless the supplemental amount, if any, causes a positive underlier return.
•	The trigger buffer amount will be specified in the applicable pricing supplement.
•	The upside participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.
•	The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.
•	The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier”, “— Anti-dilution Adjustments for Exchange Traded Funds” and, if applicable, “— Cash Settlement Amount for

Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.
•	The initial underlier level will be specified in the applicable pricing supplement.
•	The supplemental amount, if any, will be specified in the applicable pricing supplement.
•	The measurement period will be specified in the applicable pricing supplement.
     If a trigger event does not occur (i.e., the level of the underlier or the closing level of the underlier, as applicable, has not declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period), the cash settlement amount will be an amount in cash equal to the sum of the face amount of each of your notes plus the product of the greater of (i) the face amount of each of your notes times the upside participation rate times the underlier return or (ii) the face amount of each of your notes times the contingent minimum return. In such a case, even if the final underlier level is less than the initial underlier level, the cash settlement amount will not be less than the contingent minimum return.
•	The contingent minimum return will be a percentage specified in the applicable pricing supplement.
     Notes Linked to a Basket of Underliers.
     If a trigger event occurs (i.e., the basket closing level has declined, as compared to the initial basket level, by more than the trigger buffer amount during the measurement period), the cash settlement amount will depend on whether the final basket level is greater than, equal to or less than the initial basket level. If the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the basket return plus the supplemental amount, if any, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to Cap Level — Notes Linked to a Basket of Underliers” below if the applicable pricing supplement specifies a cap level. If the basket return is positive (i.e., the final basket level is greater than the initial basket level), the cash settlement amount will be greater than the face amount of each of your notes. If on the other hand, the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the basket return plus the supplemental amount, if any. If the basket return is zero or negative (i.e., the final basket level is equal to or less than the initial basket level), the cash settlement amount will be equal to or less than the face amount of each of your notes, unless the supplemental amount, if any, causes a positive return.
•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.
•	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described under “— Consequences of a Market Disruption Event or a Non-Trading Day”, “— Discontinuance or Modification of an Underlier” and “— Anti-dilution Adjustments for Exchange Traded Funds” below.
•	The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value”.
•	A basket underlier refers to any underlier in the specified basket of underliers.
•	A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described under “— Discontinuance or Modification of an Underlier” below.
•	The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.
•	The initial basket level will be specified in the applicable pricing supplement.
     If a trigger event does not occur (i.e., the basket closing level has not declined, as compared to the initial basket level, by more the trigger buffer amount during the measurement period), the cash settlement amount will be an amount in cash equal to the sum of the face amount of each of your notes plus the product of the greater of (i) the face amount of each of your notes times the upside participation rate times the basket return or (ii) the face amount of each of your notes times the contingent minimum return. In such a case, even if the final basket level is less than the initial basket level, the return on your notes (if held to maturity) will not be less than the contingent minimum return.
Cash Settlement Amount for Notes Subject to Cap Level
     The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the relevant pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier or basket level.
     Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount — Notes Linked to a Single Underlier” and (ii) the maximum settlement amount.
•	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.
     Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.
     Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount— Notes Linked to a Basket of Underliers” and (ii) the maximum settlement amount.

•	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.
     Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.
Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value
     This subsection entitled “— Cash Settlement Amount for Notes with Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier or basket underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the relevant pricing supplement so provides, the closing level of the underlier or each basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.
•	The exchange rate for an underlier on any trading day will be as described in the applicable pricing supplement.
•	The adjusted closing level with respect to the underlier or basket underlier on any trading day will equal the closing level of such underlier on such trading day multiplied by the exchange rate with respect to such underlier on such trading day.
•	The final underlier level with respect to the underlier or basket underlier will equal the adjusted closing of such underlier on the determination or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing levels of the underlier on each of the specified averaging dates, subject to adjustment as described under “—Consequences of a Market Disruption Event or a Non-Trading Day”, “—Discontinuance or Modification of an Underlier” and “—Anti-dilution Adjustment for Exchange Traded Funds” below.
•	The basket closing level on any trading day will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier multiplied by its respective weighting multiplier.
     The cash settlement amount will be as described under “— Cash Settlement Amount—Notes Linked to a Single Underlier” and “— Cash Settlement Amount—Notes Linked to a Basket of Underliers” above.
Stated Maturity Date
     The stated maturity date for your notes will be the date specified in the relevant pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

     The stated maturity date will also be postponed if the originally scheduled determination date for your notes as specified in the relevant pricing supplement is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, any postponement of the determination date will not postpone the stated maturity date.
Determination Date
     Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.
     Notes Linked to a Basket of Underliers. The determination dates for each basket underlier and for your notes in this case will be the date specified in the relevant pricing supplement, unless the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing on such day or such day is not a trading day with respect to any basket underlier. In that event, the determination date with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that a market disruption event with respect to such basket underlier does not occur and is not continuing. If the originally scheduled determination date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, the determination date with respect to any basket underlier will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled determination date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, the determination date with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event with respect to such basket underlier occurs or is continuing on such last possible determination date with respect to such basket underlier or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date with respect to such basket underlier. If the determination date with respect to any basket underlier does not occur on the originally scheduled determination date for your notes, the determination date for your notes will occur on the latest of the determination dates with respect to the basket underliers. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.

Averaging Dates
     The applicable pricing supplement may specify that averaging dates will apply to your notes. In such a case, the following rules will apply unless otherwise specified in the applicable pricing supplement:
     Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which no market disruption event occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.
     Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date and each succeeding averaging date, if any, with respect to such basket underlier will be postponed to the next trading day(s) with respect to such basket underlier on which no market disruption event with respect to such basket underlier occurs or is continuing. If the originally scheduled last averaging date for your notes is 3 or 5 scheduled trading days prior to the originally scheduled stated maturity date for your notes, however, no averaging date with respect to any basket underlier will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled last averaging date for your notes is 10 scheduled trading days prior to the originally scheduled stated maturity date for your notes, no averaging date with respect to any basket underlier will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing with respect to such basket underlier on such last possible averaging date or such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date with respect to such basket underlier. In such cases, more than one averaging date with respect to such basket underlier may occur simultaneously on such last possible day. If any averaging date with respect to any basket underlier does not occur on the scheduled date for such averaging date, the last averaging date for your notes will occur on the latest of the last averaging dates with respect to the basket underliers.
Consequences of a Market Disruption Event or a Non-Trading Day
     Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier” and “— Averaging Dates — Notes Linked to a Single Underlier” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “— Stated Maturity Date” above. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount is not available on the postponed determination date or any postponed averaging date because of a market disruption event, a non-trading day or for any other reason (except as described under “— Discontinuance or Modification of an Underlier” below), the calculation agent will nevertheless determine the closing level of the underlier based on its assessment, made in its sole discretion, of the level of the underlier on that day.

     Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, as applicable, or such day is not a trading day, then the determination date or the applicable averaging date and each succeeding averaging date, if any, as applicable, solely with respect to such affected basket underlier, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers” or “— Averaging Dates — Notes Linked to a Basket of Underliers” above. As a result of any of the foregoing, the stated maturity date for your notes may also be postponed, as described under “ — Stated Maturity Date” above. If the determination date or any averaging date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the determination date or the applicable averaging date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable scheduled averaging date, as applicable, with respect to each such basket underlier, if any, and (ii) the closing level (or adjusted closing level, if applicable) of each of the basket underliers that is affected by the market disruption event or non-trading day determined on the postponed determination date or the applicable postponed averaging date, as applicable, with respect to each such basket underlier, subject to the adjustment described in “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Underlier” above. A market disruption event with respect to one or more basket underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket underliers.
Interest Payments
     Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the relevant pricing supplement and, as long as your notes are in global form, the regular record date for each interest payment date will be the fifth business day preceding the interest payment dates, unless otherwise specified in the relevant pricing supplement. If the stated maturity date does not occur on the date specified in the relevant pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.
Our Redemption Right
Redemption Right
     If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.
     Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.
     Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

     Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.
Price Dependent Redemption Right
     If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an underlier or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.
     Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.
     Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.
Discontinuance or Modification of an Underlier
     If, with respect to an underlier that is an index, an underlier sponsor discontinues publication of the applicable underlier or, with respect to an underlier that is an exchange traded fund, the underlier is delisted from the exchange on which the underlier has its primary listing, and such underlier sponsor, if applicable, or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.
     If the calculation agent determines that, with respect to an underlier that is an index, the publication of an underlier is discontinued, or with respect to an underlier that is an exchange traded fund, the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.
     If the calculation agent determines that an underlier, the underlier stocks comprising an underlier or any constituent index of an underlier or the method of calculating an underlier is changed at any time in any respect — including any split or reverse split of the applicable underlier as described under “— Anti-dilution Adjustments for Exchange Traded Funds” below and any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable underlier methodology described under “The Underliers” in Annex A to this prospectus supplement no. 204 or in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier, as it believes are appropriate to ensure that the final underlier or basket level, used to determine the amount payable on the stated maturity date, is equitable.
     All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.
Anti-dilution Adjustments for Exchange Traded Funds
     For notes linked to exchange traded funds, the calculation agent will have discretion to adjust the level of the underlier or any basket underlier, as applicable, if certain events occur. Exchange traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange traded funds (other than commodities based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier, the closing level or basket closing level, or the trigger buffer amount in respect of such event. The calculation agent shall have no obligation to make an adjustment for any such event.
Default Amount on Acceleration
     If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.
     For the purpose of determining whether the holders of our Series D medium-term notes, which include the non-principal protected underlier-linked trigger notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each non-principal protected underlier-linked trigger note as the outstanding principal amount of that note. Although the terms of the non-principal protected underlier-linked trigger notes differ from those of the other Series D medium-term notes, holders of specified percentages in principal amount of all Series D medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series D medium-term notes, including the non-principal protected underlier-linked trigger notes, except with respect to certain Series D medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series D medium-term notes, accelerating the maturity of the Series D medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.
Manner of Payment
     Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day
     As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series D medium-term notes. We discuss this term under “— Special Calculation Provisions” below.
Role of Calculation Agent
     The calculation agent will make all determinations regarding whether a trigger event occurs, the interest payment, if applicable; the final underlier or basket level; the underlier return, the basket return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days, trading days; the default amount; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the relevant pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.
     Please note that the firm named as the calculation agent in this prospectus supplement no. 204 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the relevant pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to Goldman Sachs.
Special Calculation Provisions
Business Day
     When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the relevant pricing supplement.
Trading Day
     When we refer to a trading day with respect to any underlier that is an index other than the MSCI EAFE Index, we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor, unless otherwise specified in the relevant pricing supplement. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the index stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier.
     When we refer to a trading day with respect to the MSCI EAFE Index, we mean a day on which the MSCI EAFE Index is calculated and published by the underlier sponsor, unless otherwise specified in the relevant pricing supplement. Therefore, in the case of the MSCI EAFE Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the index stocks for the MSCI EAFE Index are closed on that day, if the underlier sponsor publishes the MSCI EAFE Index level on that day.
     When we refer to a trading day with respect to any underlier that is an exchange traded fund, we mean a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of the underlier is quoted by the exchange on which such underlier has its primary listing.
Closing Level
     Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index other than the MSCI EAFE Index, the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor at the regular weekday close of trading on the primary securities exchange for the stocks comprising the underlier on the relevant trading day.
     With respect to the MSCI EAFE Index, the closing level on any trading day will be the official closing level of the MSCI EAFE Index or any successor underlier published by the applicable underlier sponsor on such trading day for such underlier.
     Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an exchange traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier, on a per-share or other unit basis:
•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange, on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, or

•	if the underlier is not quoted on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.
     If the underlier is not listed or traded as described above, then the closing price for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.
Level of the Underlier
     With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier or any successor underlier published by the underlier sponsor at any time on any trading day.
     With respect to the MSCI EAFE Index, the level of the underlier at any time on any trading day will be the official level of the MSCI EAFE Index or any successor underlier published by the applicable underlier sponsor at any time on any trading day.
     With respect to an underlier that is an exchange traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:
•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange, on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, or

•	if the underlier is not quoted on the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market, as applicable, on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.
     If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.
Default Amount
     The default amount for your notes on any day will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:
•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.
     During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
     Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:
•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.
If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.
     In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.
     Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and is rated either:
•	A-1 or higher by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Market Disruption Event
     Any of the following will be a market disruption event with respect to an underlier that is an index:
•	a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, if available, in the respective primary markets for those contracts, in each case for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or option or futures contracts relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, if available, do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.
     The following events will not be market disruption events with respect to an underlier that is an index:
•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.
     For this purpose, an “absence of trading” in the primary securities market on which an underlier stock, or on which option or futures contracts relating to any underlier or any constituent index of such underlier or to any underlier stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts relating to any underlier or any constituent index of such underlier or to any underlier stock, if available, in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that underlier stock or those contracts, or

•	a disparity in bid and ask quotes relating to that underlier stock or those contracts, will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.
     For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” refers to an index comprising or underlying the underlier or basket underliers to which your notes may be linked and, with respect to the MSCI EAFE Index, refers to the component country indices that comprise the MSCI EAFE Index.
     The following events will be market disruption events with respect to an underlier that is an exchange traded fund:
•	a suspension, absence or material limitation of trading in the underlier on its primary market for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier, if available, in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of The Goldman Sachs Group, Inc. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the offered notes. For more information about hedging by The Goldman Sachs Group, Inc. and/or any of its affiliates, see “Use of Proceeds and Hedging” below.
     The following events will not be market disruption events with respect to an underlier that is an exchange traded fund:
•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the underlier.
     For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier is traded, or on which option or futures contracts relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts relating to the underlier, if available, in the primary market for that underlier or those contracts, by reason of:
•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to the shares of the underlier or those contracts, or

•	a disparity in bid and ask quotes relating to the shares of the underlier or those contracts, will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.
     Any of the following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars if such underliers are adjusted to reflect their U.S. dollar value:
•	with respect to the exchange rate applicable to such underlier, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement.
     A market disruption event with respect to one or more basket underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket underlier or underliers.
     As is the case throughout this prospectus supplement no. 204, references to an underlier in this description of market disruption events includes the applicable underlier or basket underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

USE OF PROCEEDS AND HEDGING
     We will use the net proceeds we receive from the sale of the notes for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the notes as described below. The original price of the notes includes the calculation agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the notes and the cost of hedging our obligations.
     In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:
•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies,

•	may take or dispose of positions in the securities of the underlier stock issuers themselves,

•	may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets,

•	may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser, and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.
     We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.
     In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See “Additional Risk Factors Specific to the Non-Principal Protected Underlier-Linked Trigger Notes — Trading and Other Transactions by Goldman Sachs in Instruments Linked to the Applicable Underlier or Basket of Underliers, Constituent Indices, the Currencies They Are Denominated in or the Underlier Stocks Underlying the Applicable Underlier, as Applicable, May Impair the Value of Your Notes” and “— Our Business Activities May Create Conflicts of Interest between Your Interests in the Notes and Us” above for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES
     The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.
     The following section is the opinion of Sullivan & Cromwell LLP, counsel to The Goldman Sachs Group, Inc. In addition, it is the opinion of Sullivan & Cromwell LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.
United States Holders
     This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:
•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
     The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this prospectus supplement but it does not address the tax treatment of any particular note. Accordingly, tax consequences different from those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.
     This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a regulated investment company;

•	a common trust fund;

•	a person that owns a note as a hedge or that is hedged against interest rate or currency risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder whose functional currency for tax purposes is not the U.S. dollar.
     Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your own tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
     You will be obligated pursuant to the terms of the notes — in the absence of an administrative determination or judicial ruling to the contrary — to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing forward contract or derivative contract if the notes bear a coupon) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.
     If your notes bear a coupon, it is likely that any coupon payment will be taxed as ordinary income in accordance with your regular method of accounting for United States federal income tax purposes.
     Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the note. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid coupon, if any, with respect to your notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.
     We will not attempt to ascertain whether any component of an underlier would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If a component of an underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. holder. You should refer to information filed with the SEC with respect to each component and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular component of an underlier is or becomes a PFIC.
     No statutory, judicial or administrative authority directly discusses how your notes should be treated for United States federal income tax purposes. As a result, the United States federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

     Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment obligations if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield — i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.
     If the rules governing contingent payment obligations apply, you would recognize gain or loss upon the sale, redemption, or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of interest payments you receive with respect to your notes.
     If the rules governing contingent payment obligations apply, any gain you recognize upon the sale or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and thereafter, as a capital loss.
     If the rules governing contingent payment obligations apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.
     If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term notes. Although there is no authority that specifically addresses the tax treatment of contingent short-term notes, it is likely that, unless otherwise provided in the applicable pricing supplement, you should not recognize any income prior to the maturity of the notes. If you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time and the amount you paid for your notes. Upon a sale or exchange of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale or exchange, unless you sell or exchange your notes between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your own tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.
     It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear a coupon, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlying stock under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for United States federal income tax purposes in the same manner as a pre-paid interest-bearing Forward Contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the securities between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your security, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.
     If your notes bear a coupon, it is also possible that the Internal Revenue Service could seek to characterize your notes as a notional principal contract. If your notes bear a coupon, it is also possible that the coupon payments would not be treated as interest for United States federal income tax purposes, but instead would be treated in some other manner. For example, the coupon payments could be treated all or in part as contract fees in respect of a forward contract, and the United States federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed supplemental amount of return irrespective of the performance of the underlier or basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes irrespective of the amount you receive upon the maturity of your notes.
     In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if the underlier is or if the basket includes an underlier that is an exchange traded fund or other “pass-thru entity” (as defined in Section 1260(c)(2)). If your notes were subject to the constructive ownership rules, then any long-term capital gain that you realize upon the sale or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the fund on the date that you purchased your notes and sold such interest in the fund on the date of the sale or maturity of the notes (the “Excess Gain Amount”). Because the maturity payment under the notes will likely only reflect the appreciation in the value of the shares and will not be determined by reference to any short-term capital gains or ordinary income that is recognized by holders of shares of the fund, it is likely that the Excess Gain Amount will be equal to zero, and that the application of the constructive ownership rules should accordingly not have any adverse effects to you. Because the application of the constructive ownership rules is unclear, however, you are strongly urged to consult your tax adviser with respect to the possible application of the constructive ownership rules to your investment in the notes.
     It is also possible that your notes could be treated in the manner described above, except that any gain or loss that you recognize at maturity would be treated as ordinary gain or loss. In addition, it is possible that you could recognize gain when there is a change to the composite of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for United States federal income tax purposes.
Possible Change in Law
     On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, The Goldman Sachs Group, Inc. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.
     Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired such notes after the bill was enacted to accrue interest income over the term of such notes even though there may be no interest payments over the term of such notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of such notes.
     It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.
Backup Withholding and Information Reporting
     Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes.
United States Alien Holders
     This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for United States federal income tax purposes:
•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from notes.
     If your notes bear a coupon, because the United States federal income tax treatment (including the applicability of withholding) of the coupon payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments (including any coupon payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for United States federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.
     “Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.
     Whether or not your notes bear a coupon, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes at maturity and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid withholding on debt instruments (in which case you will not be subject to such withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus.
     As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments at maturity with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their own tax advisors in this regard.
     Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes at maturity to be subject to withholding, even if you comply with certification requirements as to your foreign status.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
     This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.
     The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and no advice provided by The Goldman Sachs Group, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the notes and the transactions contemplated with respect to the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION
     With respect to each non-principal protected underlier-linked trigger note to be issued, The Goldman Sachs Group, Inc. expects to agree to sell to Goldman, Sachs & Co., and Goldman, Sachs & Co. expects to agree to purchase from The Goldman Sachs Group, Inc. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the relevant pricing supplement. Goldman, Sachs & Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the relevant pricing supplement and, if the relevant pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the relevant pricing supplement.
     In the future, Goldman, Sachs & Co. or other affiliates of The Goldman Sachs Group, Inc. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of The Goldman Sachs Group, Inc. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.
     In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to the member states of the European Union) which has implemented the Prospectus Directive (each, a Relevant Member State), Goldman, Sachs & Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of the non-principal protected underlier-linked trigger notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the non-principal protected underlier-linked trigger notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the non-principal protected underlier-linked trigger notes to the public in that Relevant Member State at any time:
     (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
     (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;
     (c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or
     (d) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that no such offer of non-principal protected underlier-linked trigger notes referred to above shall require The Goldman Sachs Group, Inc. to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
     For the purposes of this provision, the expression an “offer of non-principal protected underlier-linked trigger notes to the public” in relation to any non-principal protected underlier-linked trigger notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the non-principal protected underlier-linked trigger notes to be offered so as to enable an investor to decide to purchase or subscribe the non-principal protected underlier-linked trigger notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
     Goldman, Sachs & Co. has represented and agreed that:
     (a) in relation to any non-principal protected underlier-linked trigger notes that have a maturity of less than one year (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the non-principal protected underlier-linked trigger notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by The Goldman Sachs Group, Inc.;
     (b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the non-principal protected underlier-linked trigger notes in circumstances in which Section 21(1) of the FSMA does not apply to The Goldman Sachs Group, Inc.; and
     (c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the non-principal protected underlier-linked trigger notes in, from or otherwise involving the United Kingdom.
     The non-principal protected underlier-linked trigger notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the non-principal protected underlier-linked trigger notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the non-principal protected underlier-linked trigger notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
     The non-principal protected underlier-linked trigger notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998, as amended, the “FIEL”) and Goldman, Sachs & Co. has agreed that it will not offer or sell any non-principal protected underlier-linked trigger notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in this paragraph, resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
     This prospectus supplement no. 204 or any relevant pricing supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement no. 204, any relevant pricing supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the non-principal protected underlier-

linked trigger notes may not be circulated or distributed, nor may the non-principal protected underlier-linked trigger notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
     Where the non-principal protected underlier-linked trigger notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the non-principal protected underlier-linked trigger notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

ANNEX A
THE UNDERLIERS
     All information contained in this prospectus supplement no. 204 and the relevant pricing supplement regarding any underlier or basket underlier, including, without limitation, its make-up, its method of calculation and changes in its components and its historical closing values, is derived from publicly available information prepared by the applicable underlier sponsor. Such information reflects the policies of, and is subject to change by, the applicable underlier sponsor. Each underlier or basket underlier is calculated and maintained by its respective underlier sponsor. Neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlier or basket underlier or underlier sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such publicly available information regarding any underlier or basket underlier or underlier sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of non-principal protected underlier-linked trigger notes (including events that would affect the accuracy or completeness of the publicly available information described in this prospectus supplement no. 204 or in the relevant pricing supplement) that would affect the value of any underlier or basket underlier have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the non-principal protected underlier-linked trigger notes and therefore the market value of the non-principal protected underlier-linked trigger notes.
     We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the underlier stocks of any underlier or basket underlier without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of non-principal protected underlier-linked trigger notes, you should undertake an independent investigation of the applicable underlier or basket underliers or of the issuers of the underlier stocks of the applicable underlier or basket underliers to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any non-principal protected underlier-linked trigger notes.
     We are not incorporating by reference the website of any underlier sponsor or any material it includes into this prospectus supplement no. 204, the accompanying prospectus supplement, dated April 6, 2009, or the accompanying prospectus, dated April 6, 2009.
     In this prospectus supplement no. 204 and any relevant pricing supplement, unless the context requires otherwise, references to any underlier or basket underlier listed below will include any successor underlier to such underlier or basket underlier and references to the underlier sponsor will include any successor thereto.
Dow Jones Euro STOXX 50® Index
     The Dow Jones Euro STOXX 50® Index, which we refer to as the Euro STOXX 50 Index, is a capitalization-weighted index of 50 European blue-chip stocks and was created by STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones & Company, Inc. and SWX Swiss Exchange.

Publication of the Euro STOXX 50 Index began on February 28, 1998, based on an initial index value of 1,000 at December 31, 1991. The Euro STOXX 50 Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com. STOXX Limited is under no obligation to continue to publish the Euro STOXX 50 Index and may discontinue publication of the Euro STOXX 50 Index at any time.
     Euro STOXX 50 Index Composition and Maintenance. The Euro STOXX 50 Index is composed of 50 index stocks of market sector leaders from within the 19 Dow Jones Euro STOXX Supersector Indices, which represents the Eurozone portion of the Dow Jones STOXX 600 Supersector indices. The index stocks have a high degree of liquidity and represent the largest companies across all market sectors.
     The composition of the Euro STOXX 50 Index is reviewed annually in September. Within each of the 19 Dow Jones Euro STOXX Supersector indices, the respective index component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones Euro STOXX TMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. Any remaining stocks that are current Dow Jones Euro STOXX 50® components are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the STOXX Limited Supervisory Board may make additions and deletions to the selection list. The 40 largest stocks on the selection list are chosen as index components. Any remaining current components of the Dow Jones Euro STOXX 50® ranked between 41 and 60 are added as index components. If the number of index components is still below 50, then the largest stocks on the selection list are added until the index contains 50 stocks.
     The free float factors for each index stock used to calculate the Euro STOXX 50 Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component’s weight is capped at 10% of the Euro STOXX 50 Index’s total free float market capitalization.
     The Euro STOXX 50 Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Euro STOXX 50 Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.
     Index Calculation. The Euro STOXX 50 Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the index stocks against a fixed base quantity weight. The formula for calculating the Euro STOXX 50 Index value can be expressed as follows:

Index	=	Free float market capitalization of the Euro STOXX 50 Index

divisor
     The “free float market capitalization of the Euro STOXX 50 Index” is equal to the sum of the product of the price, number of shares, free float factor and weighting cap factor for each index stock as of the time the Euro STOXX 50 Index is being calculated.
     The “divisor” for the Euro STOXX 50 Index is adjusted to maintain the continuity of the Euro STOXX 50 Index values across changes due to corporate actions. The following is a summary of the adjustments to any index stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the index stock will receive “B” number of shares for every “A” share held (where applicable).
(1)  Cash dividend:
Adjusted price = closing price − announced dividend * (1 − withholding tax)
Divisor: decreases

(2)    Special cash dividend:
Adjusted price = closing price − announced dividend * (1 − withholding tax)
Divisor: decreases
(3)    Split and reverse split:
Adjusted price = closing price * A / B
New number of shares = old number of shares * B / A
Divisor: no change
(4)    Rights offering:
Adjusted price = (closing price * A + subscription price * B) / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: increases
(5)    Stock dividend:
Adjusted price = closing price * A / (A + B)
New number of shares = old number of shares * (A + B) / A
Divisor: no change
(6)    Stock dividend of another company:
Adjusted price = (closing price * A − price of other company * B) / A
Divisor: decreases
(7)    Return of capital and share consideration:
Adjusted price = (closing price − dividend announced by company * (1 − withholding tax)) * A / B
New number of shares = old number of shares * B / A
Divisor: decreases
(8)    Repurchase shares / self tender:
Adjusted price = ((price before tender * old number of shares) − (tender price * number of tendered shares)) / (old number of shares − number of tendered shares)
New number of shares = old number of shares − number of tendered shares
Divisor: decreases
(9)    Spin-off:
Adjusted price = (closing price * A − price of spun-off shares * B) / A
Divisor: decreases
(10)  Combination stock distribution (dividend or split) and rights offering:
     For this corporate action, the following additional assumptions apply:
•	Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held

•	If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:
- If rights are applicable after stock distribution (one action applicable to other):
Adjusted price =          (closing price * A + subscription price * C * (1 + B / A)) / ((A + B) * (1 + C / A))
New number of shares = old number of shares * ((A + B) * (1 + C / A)) / A

Divisor: increases
- if stock distribution is applicable after rights (one action applicable to other):
Adjusted price = (closing price * A + subscription price * C) / ((A + C) * (1 + B / A))
New number of shares = old number of shares * ((A + C) * (1 + B / A))
Divisor: increases
- Stock distribution and rights (neither action is applicable to the other):
Adjusted price =          (closing price * A + subscription price * C) / (A + B + C)
New number of shares = old number of shares * (A + B +C) / A
Divisor: increases
License Agreement between STOXX Limited and The Goldman Sachs Group, Inc.
     The Euro STOXX 50 Index is owned and published by STOXX Limited. The license agreement between STOXX Limited and The Goldman Sachs Group, Inc. provides that the following language must be set forth in this prospectus supplement no. 204.
     STOXX Limited (“STOXX”) and Dow Jones & Company, Inc. (“Dow Jones”) have no relationship to Goldman Sachs, other than the licensing of Goldman Sachs to use The Dow Jones Euro STOXX 50® Index and the related trademarks for use in connection with non-principal protected underlier-linked trigger notes.
     STOXX and Dow Jones do not:
•	Sponsor, endorse, sell or promote non-principal protected underlier-linked trigger notes.

•	Recommend that any person invest in non-principal protected underlier-linked trigger notes or any other securities.

•	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of non-principal protected underlier-linked trigger notes.

•	Have any responsibility or liability for the administration, management or marketing of non-principal protected underlier-linked trigger notes.

•	Consider the needs of non-principal protected underlier-linked trigger notes or the owners of non-principal protected underlier-linked trigger notes in determining, composing or calculating The Dow Jones Euro STOXX 50® Index or have any obligation to do so.
     STOXX and Dow Jones will not have any liability in connection with non-principal protected underlier-linked trigger notes. Specifically,
•	STOXX and Dow Jones do not make any warranty, express or implied and disclaim any and all warranty about:
•	The results to be obtained by non-principal protected underlier-linked trigger notes, the owner of non-principal protected underlier-linked trigger notes or any other person in connection with the use of The Dow Jones Euro STOXX 50® Index and the data included in The Dow Jones Euro STOXX 50® Index;

•	The accuracy or completeness of The Dow Jones Euro STOXX 50® Index and its data;

•	The merchantability and the fitness for a particular purpose or use of The Dow Jones Euro STOXX 50® Index and its data;
•	STOXX and Dow Jones will have no liability for any errors, omissions or interruptions in The Dow Jones Euro STOXX 50® Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or Dow Jones knows that they might occur.
          The licensing agreement between Goldman Sachs and STOXX is solely for their benefit and not for the benefit of the owners of non-principal protected underlier-linked trigger notes or any other third parties.
FTSE® 100 Index
          The FTSE® 100 Index is a capitalization-weighted index of the 100 most highly capitalized U.K.-domiciled blue chip companies traded on the London Stock Exchange. The index was developed with a base level of 1,000 as of January 3, 1984. The FTSE® 100 Index is calculated, published and disseminated by FTSE (“FTSE”), company owned equally by the London Stock Exchange Plc (the “Exchange”) and The Financial Times Limited (“FT”). Additional information on the FTSE® 100 Index is available on the FTSE website: http://www.ftse.com. FTSE is under no obligation to continue to publish the FTSE® 100 Index and may discontinue publication of the FTSE® 100 Index at any time.
FTSE® 100 Index Composition and Maintenance
          The FTSE Europe/Middle East/Africa Regional Committee will meet quarterly to review the constituents of the FTSE® 100 Index. The meetings to review the constituents will be held on the Wednesday after the first Friday in March, June, September and December. Any constituent changes will be implemented on the next trading day following the expiry of the London International Financial Futures Exchange futures and options contracts, which normally takes place on the third Friday of the same month.
          The FTSE Europe/Middle East/Africa Committee will insert a stock at the quarterly review if it has risen to 90th place or above and will delete a stock at the quarterly review it has fallen to 111th place or below, with rankings determined in each case on the basis of full market capitalization. Market capitalization rankings are calculated using data as at the close of business on the day before the review. The FTSE Europe/Middle East/Africa Committee maintains a constant number of components for the FTSE® 100 Index. When a greater number of companies qualify to be inserted in the FTSE® 100 Index than those qualifying to be deleted, the lowest ranking constituents included in the FTSE® 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies that are then not included in the FTSE® 100 Index will be inserted to match the number of companies being deleted at the periodic review. Where the company to be removed is a constituent of the FTSE 100, the replacement company will be taken from the highest ranking company on the FTSE 100 Reserve List.
          To qualify for inclusion in the FTSE® 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling or Euro dominated price on SETS, which is the London Stock Exchange’s trading service for UK blue chip securities, subject to eligibility screens. A stock must generally have a free float (as described below) greater than 15%, although stocks with a free float greater than 5% but less than or equal to 15% are eligible if their full market capitalization exceeds US$5 billion.
          If a merger or takeover results in one constituent in the FTSE® 100 Index being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking security in the Reserve List as at the close of the index calculation two days prior to the deletion and related indices adjusted.
          If a constituent company in the FTSE® 100 Index is taken over by a non-constituent company, the original constituent will be removed and replaced by the highest ranking non-constituent on the Reserve

List. Any eligible company resulting from the takeover will be eligible to become the replacement company if it is ranked higher than any other company on the Reserve List.
          If a constituent company is split to form two or more companies, then the resulting companies will be eligible for inclusion as index constituents in the FTSE® 100 Index. Their eligibility will be based on their respective full market capitalizations (before the application of any investability weightings) and if they qualify in all other respects.
          If a constituent is delisted, ceases to have a firm quotation, is subject to a takeover offer which has been declared wholly unconditional or has, in the opinion of the Chairman and Deputy Chairman of the FTSE Europe/Middle East/Africa Regional Committee, ceased to be a viable constituent as defined by the Ground Rules, it will be removed from the list of constituents.
          Companies that are large enough to be constituents of the FTSE® 100 Index but do not pass the liquidity test shall not be included. At the next annual review they will be re-tested against all eligibility screens. The following criteria are used to exclude illiquid stocks.
          Price. The FTSE® Europe/Middle East/Africa Regional Committee must be satisfied that an accurate and reliable price for purposes of determining the market value of a company exists. A Sterling denominated price on SETS must exist for a company to be included in the FTSE® 100 Index. For companies with multiple lines of equity, a Euro or US Dollar denominated price may also be included where there is an eligible Sterling line in certain situations.
          Liquidity. Each stock is tested for liquidity by calculating its median daily trading per month. The median trade is calculated by ranking each daily trade total and selecting the middle ranking day. Stocks which do not turnover at least 0.035% of their shares in issue (after application of any investability weightings) based on their median daily trade per month in ten of the twelve months prior to the annual index review, will not be eligible for inclusion. An existing constituent failing to trade at least 0.025% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for more than four of the twelve months prior to the annual index review will be removed and will not be eligible for inclusion until the next annual review.
          New Issues. New issues must generally have a minimum 20 day trading record when reviewed and must turnover at least 0.035% of their shares in issue (after the application of any investability weightings) based on their median daily trade per month in each month since their listing. If a new issue is larger than 1% of the full market capitalization of FTSE All-Share it will normally be included in the FTSE® 100 Index after close on the first day of official trading. The lowest ranking constituent will be removed.
Calculation of the FTSE® 100 Index
          The value of the FTSE® 100 Index will be equal to (1) the sum of the products of (a) the price of each FTSE® 100 Index component, (b) shares in issue for each such component and (c) a free float factor for each such component that allows amendments to each such component’s weighting to reflect the free float restrictions described below, divided by (2) a divisor which represents the total issued share capital of the FTSE® 100 Index at the base date, which may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the FTSE® 100 Index.
          Under this formula, the investable market capitalization, not the full market capitalization, of each FTSE® 100 Index constituent is used to determine the value of the FTSE® 100 Index. This reflects the “float-adjusted” aspect of the FTSE® 100 Index because, whereas full market capitalization depends on shares in issue, investable market capitalization depends on free float. The following are excluded from free float: trade investments in a FTSE® 100 Index constituent company by either another constituent or a non-constituent entity or company; significant long-term holdings by founders, directors and/or their families; employee share schemes (if restricted); government holdings; and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE® 100 Index component is applied in bands, as follows:
•	Free float greater than 15% but less than or equal to 20% = 20% generally eligible for inclusion

•	Free float greater than 20% but less than or equal to 30% = 30% generally eligible for inclusion

•	Free float greater than 30% but less than or equal to 40% = 40% generally eligible for inclusion

•	Free float greater than 40% but less than or equal to 50% = 25% generally eligible for inclusion

•	Free float greater than 50% but less than or equal to 75% = 75% generally eligible for inclusion

•	Free float greater than 75% = 100% generally eligible for inclusion
          Following the application of an initial free float restriction, a FTSE® 100 Index component’s free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%.
          The FTSE® 100 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE® 100 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE® 100 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event.
License Agreement
          Goldman, Sachs & Co. has entered into a non-exclusive license agreement with FTSE International Limited, whereby we and our affiliates, in exchange for a fee, are permitted to use the FTSE® 100 Index in connection with the issuance of certain securities, including non-principal protected underlier-linked trigger notes. The Goldman Sachs Group, Inc. is a party to the licensing agreement. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE® 100 Index and trademarks relating to the FTSE® 100 Index.
          FTSE is under no obligation to continue the calculation and dissemination of the FTSE® 100 Index. The notes are not in any way sponsored, endorsed, sold or promoted by FTSE, London Stock Exchange Plc (the “Exchange”) or Financial Times Ltd. (“FT”), and neither FTSE nor the Exchange nor FT makes any warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the FTSE® 100 Index and/or the figure at which the FTSE® 100 Index stands at any particular time on any particular day or otherwise. The FTSE® 100 Index is compiled and calculated by FTSE. However, neither FTSE, the Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the index and neither FTSE, the Exchange nor FT shall be under any obligation to advise any person of any error therein. “FTSE®”, “FT-SE®”, “Footsie®” , “FTSE4Good®” and “techMARK®” are trademarks of the Exchange and the FT and are used by FTSE under license. “All-World®”, “All-Share®” and “All-Small®” are trademarks of FTSE.
          FTSE determines, composes and calculates the FTSE® 100 Index without regard to non-principal protected underlier-linked trigger notes. FTSE has no obligation to take into account your interest, or that of anyone else having an interest, in non-principal protected underlier-linked trigger notes in determining, composing or calculating the FTSE® 100 Index. FTSE is not responsible for and has not participated in the determination of the terms, prices or amount of non-principal protected underlier-linked trigger notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of non-principal protected underlier-linked trigger notes payable at the stated maturity date or upon redemption. FTSE has no obligation or liability in connection with the administration, marketing or trading of non-principal protected underlier-linked trigger notes.

          Neither The Goldman Sachs Group, Inc. nor any of our affiliates accepts any responsibility for the calculation, maintenance or publication of the FTSE® 100 Index or any successor index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial underlier level, final underlier level, closing level of the FTSE® 100 Index or any amount payable upon maturity or redemption of non-principal protected underlier-linked trigger notes.
MSCI EAFE Index
          The MSCI EAFE Index is a stock index calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.
          On May 30, 2008, the MSCI Global Standard Indices (which included the MSCI EAFE Index) transitioned to the MSCI Global Investable Market Indices, which — as well as MSCI Global Standard Indices — are part of MSCI International Equity Indices, the methodology of which is described below. Additional information about the MSCI Global Investable Market Indices is available on the following website: http://www.mscibarra.com/products/indices/GIMI.html.
          The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia and New Zealand and in Europe and Asia, which are, as of the date of this prospectus supplement no. 204, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.
          Index Calculation. The performance of the MSCI EAFE Index is a free float weighted average of the U.S. dollar values of the equity securities (the “component securities”) constituting the MSCI indexes for the 21 selected countries (the “component country indices”). Each component country index is a sampling of equity securities across industry groups in such country’s equity markets. See “— Maintenance of the MSCI EAFE Index and the component country indices” below.
          Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. Closing prices are converted into U.S. dollars using the closing exchange rates calculated by WM/Reuters at 4:00 P.M. London Time. The U.S. dollar value of the MSCI EAFE Index is calculated based on the free float-adjusted market capitalization in U.S. dollars of the component securities. The MSCI EAFE Index was launched on December 31, 1969 at an initial value of 100. Because the MSCI EAFE Index is not a total return index, any dividend payments on the component securities will not be reflected in the level of the index.
          Maintenance of the MSCI EAFE Index and the component country indices. In order to maintain the representativeness of the MSCI EAFE Index, structural changes to the MSCI EAFE Index as a whole may be made by adding or deleting component country indices and the related component securities. Currently, such changes in the MSCI EAFE Index may only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.
          MSCI may add additional component country indices to the MSCI EAFE Index or subtract one or more of its current component country Indices prior to the expiration of the notes. Any such adjustments are made to the MSCI EAFE Index so that the value of the MSCI EAFE Index at the effective date of such change is the same as it was immediately prior to such change.
          Each component country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover in the MSCI EAFE Index.

          MSCI classifies index maintenance in three broad categories. The first consists of ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the component country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of full component country index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed semi-annual timetable.
          Ongoing event-related changes to the component country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the component country indices at the time of the event. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.
          The quarterly index review process is designed to ensure that the component country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in the MSCI EAFE Index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a component country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice, were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits not applied earlier; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa, and/or updates to the number of shares outstanding; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Changes in the number of shares are generally small and result from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.
          The semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed; and changes in “foreign inclusion factors” are implemented. During a semi-annual index review, component securities may be added or deleted from a component country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.
          Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs. Index maintenance of the component country indices is reflected in the MSCI EAFE Index.
          Selection of Component Securities and Calculation of and Adjustment for Free Float. The selection of the component securities for each component country index is based on the following guidelines:
•	define the universe of listed securities within each country;

•	adjust the total market capitalization for each security for its respective free float available to foreign investors;

•	classify securities into industry groups under the Global Industry Classification Standard (GICS); and

•	select securities for inclusion according to MSCI’s index construction rules and guidelines.
          To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.
          MSCI will then derive a “foreign inclusion factor” for the company that reflects the percentage of the total number of shares of the company that are not subject to strategic shareholdings and/or foreign shareholder ownership or investment limits. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of less than 0.15 will not be eligible for inclusion in MSCI’s indices.
          Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.
          These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.
          The MSCI EAFE Index is subject to currency exchange risk. Because the closing prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index, investors in the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the component securities trade. Exposure to currency changes will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the component securities in the MSCI EAFE Index denominated in each such currency. The devaluation of the U.S. dollar against the currencies in which the component securities trade will result in an increase in the value of the MSCI EAFE Index. Conversely, if the U.S. dollar strengthens against such currencies, the value of the MSCI EAFE Index will be adversely affected and may reduce or eliminate any return on your investment. Fluctuations in currency exchange rates can have a continuing impact on the value of the MSCI EAFE Index, and any negative currency impact on the MSCI EAFE Index may significantly decrease the value of the notes. The return on an index composed of the component securities where the closing price is not converted into U.S. dollars can be significantly different from the return on the MSCI EAFE Index, which is converted into U.S. dollars.
          License Agreement between MSCI and The Goldman Sachs Group, Inc.
          We have entered or expect to enter into a non-exclusive license agreement with MSCI Inc. (“MSCI”), whereby The Goldman Sachs Group, Inc., in exchange for a fee, will be permitted to use the MSCI EAFE Index in connection with the offer and sale of non-principal protected underlier-linked trigger notes. We are not affiliated with MSCI and the only relationship between MSCI and The Goldman Sachs Group, Inc. is the licensing of the use of the MSCI EAFE Index and trademarks relating to the MSCI EAFE Index.
          The MSCI indices are the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by The Goldman Sachs Group, Inc. Non-principal protected underlier-linked trigger notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. No purchaser, seller or holder of non-principal protected underlier-linked trigger notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote non-principal protected underlier-linked trigger notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
          NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDICES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE GOLDMAN SACHS GROUP, INC. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES OR THE ISSUER OR OWNER OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES.

          ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE GOLDMAN SACHS GROUP, INC., ITS CUSTOMERS OR COUNTERPARTIES, ISSUERS OF NON-PRINCIPAL PROTECTED UNDERLIER LINKED-TRIGGER NOTES, OWNERS OF NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.
          No purchaser, seller or holder of non-principal protected underlier-linked trigger notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote non-principal protected underlier-linked trigger notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.
Nikkei 225® Index
          The Nikkei 225® Index is a stock index calculated, published and disseminated by Nikkei Inc., which we refer to as NIKKEI, that measures the composite price performance of selected Japanese stocks.
          The Nikkei 225® Index currently is based on 225 index stocks trading on the Tokyo Stock Exchange, which we refer to as the TSE, representing a broad cross-section of Japanese industries. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. All 225 index stocks are stocks listed in the First Section of the TSE. NIKKEI rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225® Index) be included in the Nikkei 225® Index. NIKKEI first calculated and published the Nikkei 225® Index in 1970.
          The 225 companies included in the Nikkei 225® Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:
•	Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications

•	Financials—Banks, Miscellaneous Finance, Securities, Insurance

•	Consumer Goods—Marine Products, Food, Retail, Services

•	Materials—Mining, Textiles, Paper & Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House

•	Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation equipment, Miscellaneous manufacturing, Real Estate

•	Transportation and Utilities—Railroads & Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas
          The Nikkei 225® Index is a modified, price-weighted index (i.e., an index stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each index stock by the corresponding weighting factor for such index stock, which we refer to as a Weight Factor, (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor, which we refer to as the Nikkei Divisor. The Nikkei Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the Tokyo Stock Exchange was reopened. The Nikkei Divisor is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant index stock, so that the share price of each index stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225® Index are those reported by a primary market for the index stocks (currently the TSE). The level of the Nikkei 225® Index is calculated once per minute during TSE trading hours.
          In order to maintain continuity in the Nikkei 225® Index in the event of certain changes due to non-market factors affecting the index stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Nikkei Divisor used in calculating the Nikkei 225® Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225® Index. Thereafter, the Nikkei Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any index stock, the Nikkei Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Nikkei Divisor (i.e., the level of the Nikkei 225® Index immediately after such change) will equal the level of the Nikkei 225® Index immediately prior to the change.
          An index stock may be deleted or added by NIKKEI. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the index stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, an index stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Index stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by NIKKEI. Upon deletion of a stock from the index stocks, NIKKEI will select a replacement for such deleted index stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by NIKKEI to be representative of a market may be added to the index stocks. In such a case, an existing index stock with low trading volume and deemed not to be representative of a market will be deleted by NIKKEI.
          A list of the issuers of the index stocks constituting Nikkei 225® Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by NIKKEI. NIKKEI may delete, add or substitute any stock underlying the Nikkei 225® Index.
     License Agreement between NIKKEI and The Goldman Sachs Group, Inc.
          We, or Goldman, Sachs & Co., expect to enter into non-exclusive license agreements with NIKKEI, whereby we and our affiliates, in exchange for a fee, will be permitted to use the Nikkei 225®

Index in connection with the offer and sale of non-principal protected underlier-linked trigger notes. We are not affiliated with NIKKEI; the only relationship between NIKKEI and us is the licensing of the use of the Nikkei 225® Index and trademarks relating to the Nikkei 225® Index.
     The Nikkei 225® Index is an intellectual property of NIKKEI (formerly known as Nihon Keizai Shimbum, Inc. Name changed on January 1, 2007). “Nikkei”, “Nikkei Stock Average”, and “Nikkei 225” are the service marks of NIKKEI. NIKKEI reserves all the rights, including copyright, to the Nikkei 225® Index. Nikkei Digital Media, Inc., a wholly owned subsidiary of NIKKEI calculates and disseminates the Nikkei 225® Index under exclusive agreement with NIKKEI. NIKKEI and Nikkei Digital Media Inc. are collectively “Index Sponsor”.
          THE NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE INDEX SPONSOR. THE INDEX SPONSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED AS TO THE USE OF THE NIKKEI 225® INDEX OR THE FIGURE AS WHICH THE NIKKEI 225® INDEX STANDS AT ANY PARTICULAR DAY OR OTHERWISE. THE NIKKEI 225® INDEX IS COMPILED AND CALCULATED SOLELY BY THE INDEX SPONSOR. HOWEVER, THE INDEX SPONSOR SHALL NOT BE LIABLE TO ANY PERSON FOR ANY ERROR IN THE NIKKEI 225® INDEX AND THE INDEX SPONSOR SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON, INCLUDING A PURCHASER OR VENDOR OF THE NON-PRINCIPAL PROTECTED UNDERLIER-LINKED TRIGGER NOTES, OF ANY ERROR THEREIN.
          IN ADDITION, THE INDEX SPONSOR GIVES NO ASSURANCE REGARDING ANY MODIFICATION OR CHANGE IN ANY METHODOLOGY USED IN CALCULATING THE NIKKEI 225® INDEX AND IS UNDER NO OBLIGATION TO CONTINUE THE CALCULATION, PUBLICATION AND DISSEMINATION OF THE NIKKEI 225® INDEX.
S&P 500® Index
          The S&P 500® Index, which we refer to as the S&P 500 Index, includes a representative sample of 500 leading companies in leading industries of the U.S. economy. The S&P 500 Index is calculated, maintained and published by Standard & Poor’s Financial Services LLC (“S&P”). Additional information is available on the following website: http://www.standardandpoors.com.
          The S&P 500 Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the value of the S&P 500 Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. The “Market Value” of any index stock is the product of the market price per share times the number of the then outstanding shares of such index stock. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500 Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500 Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely held and the Market Value and trading activity of the common stock of that company.
          The S&P 500 Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500 Index reflects the total Market Value of all 500 S&P 500 Index Stocks relative to the S&P 500 Index’s base period of 1941-43, which we refer to as the Base Period.
          An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.
          The actual total Market Value of the index stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941-43=10. In practice, the daily calculation of the S&P 500 Index is computed by dividing the total Market Value of the S&P 500 Index Stocks by a number called the “S&P 500 Index Divisor.” By itself, the S&P 500 Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500 Index, it is the only link to the original base period value of the S&P 500 Index. The S&P 500 Index Divisor keeps the S&P 500 Index comparable over time and is the manipulation point for all adjustments to the S&P 500 Index, which we refer to as “S&P 500 Index Maintenance”.
          S&P 500 Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.
          To prevent the value of the S&P 500 Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500 Index require an S&P 500 Index Divisor adjustment. By adjusting the S&P 500 Index Divisor for the change in total Market Value, the value of the S&P 500 Index remains constant. This helps maintain the value of the S&P 500 Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500 Index does not reflect the corporate actions of individual companies in the S&P 500 Index. All S&P 500 Index Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P 500 Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500 Index and do not require S&P 500 Index Divisor adjustments.
          The table below summarizes the types of S&P 500 Index maintenance adjustments and indicates whether or not an S&P 500 Index Divisor adjustment is required:

Divisor Adjustment
Type of Corporate Action	Adjustment Factor	Required

Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No

Share issuance (i.e., change ≥ 5%)	Shares Outstanding plus newly issued Shares	Yes

Divisor Adjustment
Type of Corporate Action	Adjustment Factor	Required

Share repurchase (i.e., change ≥ 5%)	Shares Outstanding minus Repurchased Shares	Yes

Special cash dividends	Share Price minus Special Dividend	Yes

Company Change	Add new company Market Value minus old company Market Value	Yes

Rights Offering	Price of parent company minus	Yes

Price of Rights Offering/Rights Ratio

Spin-Off	Price of parent company minus	Yes

Price of Spin-off Co/ Share Exchange Ratio
          Stock splits and stock dividends do not affect the S&P 500 Index Divisor of the S&P 500 Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P 500 Index Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.
          Each of the corporate events exemplified in the table requiring an adjustment to the S&P 500 Index Divisor has the effect of altering the Market Value of the S&P 500 Index Stock and consequently of altering the aggregate Market Value of the S&P 500 Index Stocks, which we refer to as the Post-Event Aggregate Market Value. In order that the level of the S&P 500 Index, which we refer to as the Pre-Event Index Value, not be affected by the altered Market Value (whether increase or decrease) of the affected S&P 500 Index Stock, a new S&P 500 Index Divisor, which we refer to as the New S&P 500 Divisor, is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New S&P 500 Divisor

New S&P 500 Divisor	=	Post-Event Market Value
Pre-Event Index Value
          A large part of the S&P 500 Index maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500 Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500 Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the S&P 500 Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500 Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500 Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the S&P 500 Index Divisor.
          The S&P 500 Index and S&P’s other U.S. indices moved to a float adjustment methodology in 2005 so that the indices will reflect only those shares that are generally available to investors in the market rather than all of a company’s outstanding shares. Float adjustment excludes holdings of groups of shares that exceed 10% of the outstanding shares of a company that are closely held by other publicly traded companies, venture capital firms, private equity firms, strategic partners or leveraged buyout groups; government entities; or other control groups, such as a company’s own current or former officers, board members, founders, employee stock ownership plans or other investment vehicles controlled by the company or such other persons. In March 2005 the official S&P U.S. indices moved half way to float adjustment and in September 2005 the indices moved to full float adjustment.
          License Agreement between S&P and The Goldman Sachs Group, Inc.
     S&P and Goldman, Sachs & Co. have entered into a non-transferable, nonexclusive license agreement granting Goldman, Sachs & Co. and its affiliates, in exchange for a fee, the right to use the S&P 500 Index (a trademark of S&P) in connection with the issuance of certain securities, including non-principal protected underlier-linked trigger notes. The Goldman Sachs Group, Inc. is also a party to the license agreement.
     The non-principal protected underlier-linked trigger notes are not sponsored, endorsed, sold or promoted by S&P and S&P does not make any representation regarding the advisability of investing in the non-principal protected underlier-linked trigger notes. S&P makes no representation or warranty, express or implied, to the owners of the non-principal protected underlier-linked trigger notes or any member of the public regarding the advisability of investing in securities generally or in the non-principal protected underlier-linked trigger notes particularly or the ability of the S&P 500 Index to track general stock market performance. S&P’s only relationship to The Goldman Sachs Group, Inc. ("Goldman") is the licensing of certain trademarks and trade names of S&P and of the use of the S&P 500 Index, which is determined, composed and calculated by S&P without regard to Goldman or the non-principal protected underlier-linked trigger notes. S&P has no obligation to take the needs of Goldman or the owners of the non-principal protected underlier-linked trigger notes into consideration in determining, composing or calculating the S&P 500 Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the non-principal protected underlier-linked trigger notes to be issued or in the determination or calculation of the equation by which the non-principal protected underlier-linked trigger notes are to be exchanged into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the non-principal protected underlier-linked trigger notes.
     S&P DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P 500 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Prospectus Supplement

Page

Summary Information	S-3
Hypothetical Returns on the Non-Principal Protected Underlier-Linked Trigger Notes	S-12
Additional Risk Factors Specific to the Non-Principal Protected Underlier-Linked Trigger Notes	S-33
General Terms of the Non-Principal Protected Underlier-Linked Trigger Notes	S-46
Use of Proceeds and Hedging	S-62
Supplemental Discussion of Federal Income Tax Consequences	S-64
Employee Retirement Income Security Act	S-70
Supplemental Plan of Distribution	S-71
The Underliers	A-1
Dow Jones Euro STOXX 50® Index	A-1
FTSE® 100 Index	A-5
MSCI EAFE Index	A-8
Nikkei 225® Index	A-12
S&P 500® Index	A-14

Prospectus Supplement dated April 6, 2009
Use of Proceeds	S-2
Description of Notes We May Offer	S-3
United States Taxation	S-24
Employee Retirement Income Security Act	S-25
Supplemental Plan of Distribution	S-26
Validity of the Notes	S-27

Prospectus dated April 6, 2009

Available Information	2
Prospectus Summary	4
Use of Proceeds	8
Description of Debt Securities We May Offer	9
Description of Warrants We May Offer	33
Description of Purchase Contracts We May Offer	49
Description of Units We May Offer	54
Description of Preferred Stock We May Offer	59
The Issuer Trusts	66
Description of Capital Securities and Related Instruments	68
Description of Capital Stock of The Goldman Sachs Group, Inc.	91
Legal Ownership and Book-Entry Issuance	96
Considerations Relating to Securities Issued in Bearer Form	102
Considerations Relating to Indexed Securities	106
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	109
Considerations Relating to Capital Securities	112
United States Taxation	116
Plan of Distribution	140
Employee Retirement Income Security Act	143
Validity of the Securities	144
Experts	144
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	144

The Goldman Sachs
Group, Inc.
Non-Principal Protected
Underlier-Linked Trigger Notes
Linked to an Underlier or a
Basket of Underliers
Medium-Term Notes, Series D

Goldman, Sachs & Co.